UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
COSTAR GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CoStar Group™

2024 PROXY STATEMENT

CoStar Group
CoStar Group

MESSAGE FROM OUR FOUNDER AND CHIEF EXECUTIVE OFFICER

Dear Fellow Stockholders,

It is my pleasure to report that CoStar Group grew to new heights in 2023. Our commercial information and marketplace businesses saw revenue growth of 14%, despite continued headwinds in the commercial real estate market, and delivered 40% adjusted EBITDA margin in the year.

One of the most exciting chapters in CoStar Group’s history is well underway, as we officially launched the industry’s largest marketing campaign that is designed to make Homes.com the number one homebuying platform in the world. We debuted four advertisements at the Super Bowl, an unprecedented strategy for the real estate sector. The groundwork for this massive project was laid last year, as we empowered thousands of analysts, photographers, salespeople, and real estate professionals to make Homes.com the most content-rich and community-driven residential portal ever. That investment, along with our proven “Your Listing, Your Lead” business model that works with agents rather than against them, has already put us in a strong position. In the first quarter of 2024, the Homes.com Residential Network (comprising Homes.com, Apartments.com, and Land.com) reached a new height of 140 million average monthly unique visitors, far surpassing two of our three largest rivals and putting the #1 spot within our reach. In the meantime, we can celebrate a major milestone for Apartments.com: 23% year-over-year revenue growth, and annual run rate revenue crossed $1 billion in January 2024, making it our first billion-dollar business.

All of these accomplishments add up to an exceptional bottom line for CoStar Group. We have achieved 13 consecutive years of double-digit revenue growth; in 2023, our revenue grew by 13% to $2.46 billion, while net income at $375 million also topped the prior year. These strong results are a direct result of the more than 6,200 CoStar Group employees globally. In all, approximately 1,000 CoStar employees grew into new roles within the Company in 2023, and we maintained a 99.1% average monthly employee retention rate. These numbers reflect our confidence in our team and the dedication and passion they have for their work at CoStar. An industry-leading team deserves an industry-leading workplace, which is why in 2023 we acquired a new, premier office building in Arlington, Virginia to serve as CoStar Group’s new global headquarters. In Richmond, progress continues on the construction of the expansion of our campus to accommodate our ongoing growth.

Our international expansion continues apace: we completed our entry into the United Kingdom residential market by acquiring OnTheMarket.com, one of the UK’s three most visited property portals, and are poised to leverage it for further growth in that market. In France, we’ve consolidated our acquisitions under the leadership of a new France General Manager.

Importantly, we’ve lived up to our Environmental, Social, and Governance (ESG) commitments, welcoming a more diverse Board of Directors than ever before and completing the Carbon Disclosure Project questionnaire for the first time and signing on to the Science Based Targeting Initiative.

Stockholder feedback is integral to the success of the Company, and we will continue to proactively engage with our stockholders to enhance our understanding and respond to stockholders’ perspectives and needs. We take great pride in our ability to not only deliver value to our stockholders but to build a business that positively impacts our employees, clients, customers and communities.

As always, I appreciate your continued support for and investment in CoStar Group.

Sincerely,

ANDREW C. FLORANCE Founder & Chief Executive Officer, President and Director

2024 PROXY STATEMENT

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JUNE 6, 2024 | 10:00 A.M., EASTERN TIME

Exclusively online at www.virtualshareholdermeeting.com/CSGP2024

Items of Business

1.	To elect eight nominees named in the attached proxy statement to serve on our Board of Directors for a one-year term expiring at the 2025 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024;

3.	To approve, on an advisory basis, the Company’s executive compensation; and

4.	To transact any other business properly presented before the Annual Meeting.

Record Date

The Board of Directors has fixed Wednesday, April 10, 2024, as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting (or any adjournment or postponement of it). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

Participation in Virtual Annual Meeting

We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www. virtualshareholdermeeting.com/CSGP2024. Please see “Other Information” beginning on page 72 of this Proxy Statement for additional information.

Voting

Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Other Information” beginning on page 72 of this Proxy Statement.

By Order of the Board of Directors,

Gene Boxer

General Counsel and Corporate Secretary

April 26, 2024

Review your proxy statement and vote in one of three ways:

Internet Visit the website on your proxy card	By Telephone Call the telephone number on your proxy card	By Mail Sign, date and return your proxy card in the enclosed envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2024: The Notice of Meeting and this Proxy Statement, as well as our Annual Report to Stockholders (the “2023 Annual Report”), are available on our corporate website at https://investors.costargroup.com/financials-filings. We are furnishing proxy materials to some of our stockholders through the Internet instead of through the mail. On or about April 26, 2024, we mailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice tells you how to access this Proxy Statement and our 2023 Annual Report, as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, please follow the instructions in the Notice.

2024 PROXY STATEMENT

1	Proxy Highlights
12	Proposal 1 – Election of Directors
	13	Board Composition
	15	Board Diversity Matrix
	15	Board Evaluation Process
	17	Director Nominees
	21	Board Leadership Structure
	21	The Board’s Role in Risk Oversight
	22	Risk Assessment in Compensation Programs
	23	Board Committees
	24	Corporate Governance Overview
	26	Director Compensation
	27	Director Stock Ownership Policy
	27	Certain Relationships and Transactions
	29	Executive Officers
32	Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm
35	Proposal 3 – Advisory Resolution to Approve Executive Compensation

36	Compensation Discussion and Analysis
	36	Executive Compensation Program Objectives
	37	Executive Compensation Policies and Practices
	39	2023 Business Highlights
	41	Elements of Compensation
	51	Determining Executive Compensation
	54	Company Compensation Policies and Practices
	56	Compensation Committee Report
	57	2023 Summary Compensation Table
	58	2023 Grants of Plan-Based Awards

	59	Employment Agreements and Arrangements
	60	Outstanding Equity Awards at 2023 Fiscal Year-End
	62	Option Exercises and Stock Vested in 2023
	62	Non-Qualified Deferred Compensation in 2023
	62	Potential Payments Upon Termination or Change of Control
	63	Termination and Change of Control Provisions Pursuant to Employment Agreements
	64	Change of Control Provisions under the Company’s 2007 Plan and 2016 Plan
	65	Company-Wide Severance Policy
	65	Delinquent Section 16(a) Reports
	65	Equity Compensation Plan Information
	66	Pay Ratio
	67	Pay Versus Performance

70	Stock Ownership Information

72	Other Information
	72	Attending the Annual Meeting of Stockholders
	72	Notice of Business to Come Before the Annual Meeting
	72	Voting Information
	74	Multiple Stockholders Sharing the Same Address
	74	Stockholder Proposals and Nominations for Directors for the 2025 Annual Meeting of Stockholders

A-1	Appendix A - Information Regarding Non-GAAP Financial Measures

2024 PROXY STATEMENT i

GLOSSARY OF TERMS

The following abbreviations or acronyms used in this Proxy Statement are defined below:

Abbreviation or Acronym	Definition

2007 Plan	CoStar Group 2007 Stock Incentive Plan, as amended from time to time

2016 Plan	CoStar Group 2016 Stock Incentive Plan, as amended from time to time

2023 Annual Report	CoStar Group Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024

Adjusted EBITDA	EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s ordinary course of business

Annual Meeting	CoStar Group’s 2024 Annual Meeting of Stockholders

ASC	Accounting Standards Codification

Audit Committee	Audit Committee of the Board

Board (also “Board of Directors”)	The Board of Directors of CoStar Group

By-Laws	Fourth Amended and Restated By-Laws of CoStar Group

Code	Internal Revenue Code of 1986, as amended and in effect from time to time

Commercial information and marketplace businesses	Our consolidated financial position and results excluding the estimated impact of our residential brands which are Homes.com network and OnTheMarket, plc.

CoStar Group (also “CoStar,” “we,” “us,” “our,” or the “Company”)	CoStar Group, Inc., a Delaware corporation, one or more of its consolidated subsidiaries or operating segments, or the entirety of CoStar Group, Inc. and its consolidated subsidiaries

Compensation Committee	Compensation Committee of the Board

DSUs	Deferred Stock Units

EBITDA	Net income before interest (expense) and other income (expense), loss on debt extinguishment, income taxes, depreciation and amortization

ESG	Environmental, Social, and, Governance

ESPP	Employee Stock Purchase Plan

Exchange Act	Securities and Exchange Act of 1934, as amended

FASB	Financial Accounting Standards Board

GAAP	Generally accepted accounting principles in the U.S.

Matching RSUs	Awards of matching restricted stock units awarded under the Company’s Management Stock Purchase Plan

MSPP	CoStar Group Management Stock Purchase Plan, as it may be amended and restated from time to time

Nasdaq	Nasdaq Global Select Market

NEO	Named executive officer for purposes of Item 402 of Regulation S-K

Nominating and Corporate Governance Committee	Nominating and Corporate Governance Committee of the Board

Notice	Notice of Internet Availability of Proxy Materials

PCAOB	Public Company Accounting Oversight Board

SEC	U.S. Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

TSR	Total shareholder return

2024 PROXY STATEMENT ii

Proxy Highlights

OUR MISSION	We are digitizing the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives.

OUR

VALUES

Integrity

We uphold the highest ethical standards at all times. We earn our colleagues, customers. and stakeholders’ trust by saying and doing the right thing.

Respect for the Individual

Value diversity and cherish uniqueness. We are inclusive always. CoStar is for all people, without exception. We recognize that the thoughts and feelings of others are as important and valuable as our own.

Work-Life Balance

We work hard and take pride in our professional accomplishments. We are committed to creating value for our customers, while still recognizing the need to have a sacrosanct place for our personal lives and families.

Cohesive Innovation

We create products of vital utility, delivering information and tools that are critical to the success of our customers and industry. Our solutions mobilize individuals to enable them to make confident, intelligent decisions.

Embrace and Drive Change

At our core we are about change. We challenge the status quo and constantly seek a better way.

Build Awesome Things

We work passionately to design and build awe-inspiring, beautiful products that delight and improve the lives of billions of people. We know that design matters.

Keep the Customer at the Center of All We Do

We succeed only when our customers succeed. We treat each of our customers the way we would prefer to be treated when buying a product or service. We invest in and enjoy the strong bonds and long-lasting, authentic friendships built with our customers.

The Best Teams Anywhere

We hire the best. We work and learn alongside exceptionally talented peers who are passionate about building the best possible workplace and taking our business to great heights. We have a zero-tolerance policy for jerks.

Continuous Learning

We are curious. We want to learn, grow, and better ourselves. We view mistakes as a necessary part of learning. Through the expertise we develop, we are better partners to our clients, stockholders, communities, and colleagues.

Be Collaborative

We are all part of the bigger team, and we are at our best when we communicate, empathize. and collaborate.

2024 PROXY STATEMENT 1

PROXY SUMMARY

Financial Results

Business
Highlights(2)

•  Full year 2023 revenue increased 13% year-over-year

•  Commercial information and marketplace businesses grew revenue 14% in 2023, with adjusted EBITDA margin improving to 40% for the full year

•  Apartments.com delivered 23% year-over-year revenue growth in 2023. Annual revenue run rate crossed $1 billion in January 2024, making Apartments.com our first billion-dollar business

•  CoStar annual run rate revenue crossed $1 billion in the first quarter of 2024

•  Homes.com residential network[3] traffic reached 140 million average monthly unique visitors in the first quarter of 2024, making it the second most trafficked network of residential sites in the U.S.

•  Homes.com is the fastest growing residential property site in the U.S.

•  Homes.com launched the industry’s biggest brand campaign during Super Bowl LVIII.

(1) Adjusted EBITDA is a non-GAAP measure. See Appendix A for a reconciliation of Adjusted EBITDA to Net Income and for a discussion of management’s use of non-GAAP measures.

(2) All traffic as measured by Google Analytics.

(3) Homes.com residential network includes Homes.com network, Apartments.com network and Lands.com network.

2024 PROXY STATEMENT 2

PROXY SUMMARY

ESG Highlights

2023 was a year of great ESG successes at CoStar Group. In keeping with our longstanding prioritization of sustainability in our own occupied office spaces, we have taken steps to help ensure that our upcoming 750,000 square-foot Richmond campus expansion will attain LEED Net Zero and WELL Platinum certifications. In 2023, we improved our scores with industry standard rating agencies MSCI, Sustainalytics, ISS and JUST Capital, and signed on to the Science Based Targets initiative (SBTi). We have continued to prioritize diversity within our supplier network, increasing our total direct spend with small businesses and diverse suppliers by 261% in 2023.

44% 2023 BOARD DIVERSITY	54 AVERAGE TRAINING HOURS PER EMPLOYEE	100 NEARLY 100 VOLUNTEER EVENTS IN 2023	$3.5M+ DONATED TO MORE THAN 100 PARTNERS

100K
METRIC TONS OF CO2e AVOIDED IN 2023
due to more than 30 million unique virtual tours of properties on CoStar Group platforms in 2023, which avoided the need for in-person visits.*

Human Capital Management

We measure our success in providing a positive work environment through a yearly Employee Engagement Survey administered by a third-party agency. Surveying our employees each year gives us an opportunity to see where we are excelling and what areas need improvement. The results of these surveys have helped us innovate how we look at employee programs, benefits, environment, and our internal protocols.

In 2023, 4,440 employees participated in the survey, and we celebrate our outstanding employee engagement scores, with an overall engagement score of 83%, which sustains our score from 2022. With a Diversity, Equity & Inclusion (DEI) Dimension Score of 86%, we know our employees are experiencing an inclusive culture and continue to embrace our commitment to an inclusive workplace. We are proud to have a highly engaged workforce, reflected in our average monthly employee retention rate of 99.1%.

99.1% AVERAGE MONTHLY EMPLOYEE RETENTION RATE	83% OVERALL ENGAGEMENT SCORE	86% DEI DIMENSION SCORE	15% EMPLOYEES MOVED TO NEW ROLES INTERNALLY IN 2023

*Using a conservative estimate of a 10-mile round trip and U.S. Environmental Protection Agency estimated emissions of an average passenger vehicle.

2024 PROXY STATEMENT 3

PROXY SUMMARY

Stockholder Engagement

2023 by the Numbers

7 investor (non-deal) road shows	9 investor conferences	26+ ESG investor engagements	340+ institutional investment firms

As part of our investor outreach, our management continues to regularly communicate with our investor base about the Company’s plans and associated investments. Management communicated with investors throughout the year through quarterly press releases and conference calls that were recorded and made available on the Company’s website, as well as by participating in hundreds of in-person meetings and presentations at investor conferences. The Company also conducted hundreds of additional investor telephone calls throughout the year. The Company actively communicates and discusses with investors our progress towards stated strategic initiatives, including corporate governance and ESG initiatives, as well as expected investments and the rationale and expected returns on those investments. In 2023, our management engaged with our active stockholders as follows:

2024 PROXY STATEMENT 4

PROXY SUMMARY

Investor Day

In May 2023, we conducted an Investor Day at our Richmond, Virginia campus. The Investor Day provided an opportunity for our CEO, CFO, and other members of management to provide an update to investors on our vision and strategy, including an overview of our various product lines. Question and answer sessions were also held with members of the investment community throughout the day. Our Investor Day was an important opportunity to demonstrate the breadth and expertise of our leadership team, offer our current and prospective stockholders a deeper understanding of CoStar and its opportunities, and build confidence across all stakeholder groups.

CoStar Group at a Glance

All numerical data as of December 31, 2023.

2024 PROXY STATEMENT 5

PROXY SUMMARY

Proposals to be Voted on and Board Voting Recommendations

PROPOSAL		RECOMMENDATION OF THE BOARD	PAGE

1	Election of eight director nominees named in this proxy statement	FOR each of the nominees	12

2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for 2024	FOR	32

3	Advisory vote to approve named executive officer compensation	FOR	35

2024 PROXY STATEMENT 6

PROXY SUMMARY

Corporate Governance Highlights

BOARD STRUCTURE AND INDEPENDENCE

•  Our Board reflects diversity in skills, experience and backgrounds, including diversity of gender and race.

•  All directors are independent except for our CEO.

•  Executive sessions of the independent directors are held at Board meetings without management present.

•  All of our directors are elected annually by our stockholders; we do not have a classified or staggered board.

BOARD OVERSIGHT

•  Our Board oversees the Company’s strategy and annual business plan and risk management.

•  Our Board oversees ESG matters, including climate-related matters.

•  Our Audit Committee oversees the integrity of the Company’s financial statements.

•  Our Audit Committee oversees the Company’s cybersecurity risk profile.

•  Our Compensation Committee oversees risk in compensation policies and practices.

STOCKHOLDER RIGHTS

•  The holders of 25% of our issued and outstanding shares entitled to vote can request a special meeting.

•  We have a majority voting standard for the election of directors in uncontested elections.

•  Our governance documents do not contain provisions requiring a supermajority stockholder vote on any issue.

•  We do not maintain a stockholder rights plan or “poison pill.”

•  We adopted a proxy access right for holders of 3% of our common stock for at least three years to nominate a specified number of directors for inclusion in the proxy statement for our annual meeting.

CORPORATE GOVERNANCE PRACTICES

•  We prohibit hedging and pledging transactions in our securities by directors and officers.

•  We engage with our stockholders to solicit their feedback regarding issues, including corporate governance, and have taken actions to implement their feedback.

•  We have adopted share ownership requirements for directors and officers.

•  We have a clawback policy for cash and equity awards in the event of certain financial restatements.

•  We adopted a Code of Business Conduct and Ethics for directors, and for officers and employees with an annual certification requirement.

2024 PROXY STATEMENT 7

PROXY SUMMARY

Our Board of Directors

The below summarizes information about our director nominees and their Board committee assignments. Our director nominees possess a range of diverse skills, experiences, backgrounds, and viewpoints that we believe are essential to an effective Board. Detailed information about each director nominee’s qualifications, skills, experiences, and expertise can be found beginning on page 17.

2024 Director Nominees

NAME	AGE(1)	DIRECTOR SINCE	OTHER PUBLIC COMPANY BOARDS	AC	CC	NCGC

Andrew C. Florance Founder, President, and Chief Executive Officer, CoStar Group, Inc	60	1987	0

Michael R. Klein Chairman, CoStar Group, Inc.; Vice Chairman, Tutor Perini Corporation	81	1987	1		☐	●

Angelique G. Brunner Founder and Chief Executive Officer, EB5 Capital	52	2023	0	¡

John W. Hill Founder and Chief Executive Officer, J Hill Group	69	2012	0	☐

Laura Cox Kaplan Adjunct Professor, American University; former Principal, PricewaterhouseCoopers	54	2016	0			●

Robert W. Musslewhite Former Chief Executive Officer, Definitive Healthcare Corp.	54	2019	1

Christopher J. Nassetta Chief Executive Officer and President, Hilton Worldwide Holdings Inc.	61	2002	1		●	☐

Louise S. Sams Former EVP & General Counsel, Turner Broadcasting System, Inc.	66	2019	2	●

(1) Age as of April 1, 2024 AC = Audit Committee CC = Compensation Committee NCGC = Nominating and Corporate Governance Committee

●Member  ☐Chair ¡ Nominated

2024 PROXY STATEMENT 8

PROXY SUMMARY

Director Nominee Experience Highlights

Our director nominees have a diversity of skills and experiences, including some or significant experience in the following:

COMMERCIAL REAL ESTATE	PUBLIC COMPANY GOVERNANCE	GLOBAL BUSINESS

FINANCIAL ACCOUNTING AND REPORTING	LEGAL, PUBLIC POLICY, AND REGULATORY	BUSINESS DEVELOPMENT AND M&A

TALENT MANAGEMENT AND EXECUTIVE COMPENSATION	MARKETING AND SALES	RISK MANAGEMENT

SENIOR MANAGEMENT AND LEADERSHIP	CYBERSECURITY AND DATA PRIVACY	ESG AND CLIMATE

⬛ VERY SKILLED/EXPERIENCED  ⬛ SOME SKILL/EXPERIENCE  ⬛ NO EXPERIENCE

Board Nominee Composition

50% FEMALE OR ETHNICALLY DIVERSE NOMINEES	3 FEMALE NOMINEES	2 ETHNICALLY DIVERSE NOMINEES	7/8 INDEPENDENT DIRECTOR NOMINEES

2024 PROXY STATEMENT 9

PROXY SUMMARY

Board Refreshment

In August 2023, the Board appointed Angelique Brunner as an independent director. Over the course of her 30-year career, Ms. Brunner has worked in various aspects of capital markets, real estate, and early-stage funding. She is an active global angel investor and advisor across industries, including consumer goods, digital transformation, capital markets, energy, and software ventures. She is an active member of the U.S. Chamber of Commerce, Real Estate Executive Council (REEC), and Urban Land Institute (ULI). Ms. Brunner brings extensive public boardroom experience in governance, compliance, and global strategy to CoStar Group, having previously served on the boards of Chesapeake Lodging Trust and Cushman & Wakefield.

On April 23, 2024, Mr. Glosserman notified the Company of his decision not to seek re-election at the end of his term. His retirement will be effective on the date of the Annual Meeting. Mr. Glosserman’s decision was not the result of any disagreement with the Company. The Board acknowledges that Mr. Glosserman has served as a director since 2008, during a period of enormous growth and success of the Company, and thanks him for his years of valuable service to the Board and the Company.

Executive Compensation Highlights

Our Compensation Committee has designed our executive compensation program to closely align executive compensation with Company performance and stockholder interests. The Compensation Committee achieves this alignment by allocating the majority of our executive officers’ target compensation to performance-based incentive compensation. In particular, we grant performance-based equity awards that directly link the value of annual equity awards to financial performance measures and the value of long-term equity awards to multi-year financial performance and TSR. The primary elements of our 2023 executive compensation program and the portions of such executive compensation that are performance-based are highlighted below.

2024 PROXY STATEMENT 10

COSTAR GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 6, 2024

The Board of Directors (the “Board”) of CoStar Group, Inc. (“CoStar,” “CoStar Group,” “we,” “our,” “us,” or the “Company”) solicits your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on Thursday, June 6, 2024, and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held online only as a live webcast via the internet at www.virtualshareholdermeeting.com/CSGP2024. The webcast replay of the Annual Meeting will be made available in the Investor section of CoStar Group’s website after completion of the Annual Meeting and will remain available for a period of time following the call.

We are mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders eligible to vote at the Annual Meeting on or about April 26, 2024. If you are a registered stockholder, to be admitted to the Annual Meeting, you will need to enter the 16-digit control number found on your Notice or proxy card. If your shares are held in brokerage accounts and your voting instruction form or the Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may be admitted to the Annual Meeting using the 16-digit control number indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in brokerage accounts should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. Only stockholders as of the record date or their proxies are permitted to attend the Annual Meeting online.

The Annual Meeting will include a question and answer session, and stockholders may submit questions appropriate to our business during the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CSGP2024. Questions pertinent to meeting matters that comply with the meeting rules of conduct will be answered during the question and answer session, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters, irrelevant to the business of the Company, derogatory or in bad taste, or relate to pending or threatened litigation, personal grievances or are otherwise inappropriate. Questions that are substantially similar may be grouped and answered once to avoid repetition. If there are any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management expects to post answers to those questions on the “Investor Relations” section of the Company’s website at http://investors.costargroup.com as soon as practicable after the meeting.

We encourage you to access the Annual Meeting 15 minutes before it begins to avoid any delay from technical issues. If you encounter technical issues accessing the virtual Annual Meeting, you can contact the technical support number posted on the login page at www.virtualshareholdermeeting.com/CSGP2024.

2024 PROXY STATEMENT 11

Proposal 1

ELECTION OF DIRECTORS

In connection with Mr. Glosserman’s decision not to seek re-election to the Board, the Board fixed the number of directors constituting the Board at eight, effective as of the Annual Meeting. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated eight of the current directors for reelection, all of whom were last elected at the 2023 Annual Meeting of Stockholders, except for Ms. Brunner, who was appointed to the Board in August 2023.

Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. We know of no reason why any nominee would be unable to serve. If any nominee becomes unable to serve prior to the Annual Meeting, the Board may reduce the size of the Board or designate substitute nominees, and proxies that do not withhold authority to vote for directors will be voted for such substitute nominees. In no event may proxies be voted for a greater number of persons than the number of nominees named. We did not receive any stockholder nominations for directors in connection with the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

2024 PROXY STATEMENT 12

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Composition

Our Nominating and Corporate Governance Committee reviews and assesses with the Board the Board’s membership criteria. These criteria include independence, judgment, integrity, ability to commit sufficient time and attention to the activities of the Board, absence of potential conflicts with the Company’s interests, business experience, skills and background, including an understanding of and experience with real estate, information services and technology industries, and finance and marketing expertise.

In addition, the Nominating and Corporate Governance Committee evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Nominating and Corporate Governance Committee believes the Board will find valuable in the future, given the Company’s current standing and strategic plans. This evaluation enables the Nominating and Corporate Governance Committee to assess its effectiveness at achieving these Board membership objectives.

We expect that our Board members will have a diverse portfolio of skills, experiences and backgrounds and that each will contribute to the composition of the Board so that collectively, the Board will possess the necessary skills, experience and background to oversee our business and affairs in light of the Company’s current standing and strategic plans. Below is a list of key skills and experience that our directors bring to our Board that we consider important in light of our current business and structure.

2024 PROXY STATEMENT 13

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SKILLS/EXPERIENCE

Industry I Commercial Real Estate: Experience in the real estate, information services and technology industries areas is valuable in understanding our growth and development efforts, as well as the market segments in which we operate.

Public Company Governance: Experience with reporting obligations, investor interaction, public company governance, knowledge and understanding of governance planning, and experience in encouraging management accountability and protecting stockholder interests.

Global Business: Broad exposure to companies or organizations that have a significant global presence, including developing and managing business in markets around the world.

Financial Accounting and Reporting: Experience in accounting or financial reporting, including understanding of internal controls; experience in overseeing such reporting and controls.

Legal, Public Policy, and Regulatory: Expertise in compliance with applicable governmental regulations; experience in legal and regulatory matters, and corporate compliance and ethics policies; experience in managing the effects of government policies and regulations.

Business Development and M&A: Expertise in and understanding of business development, strategic planning, and implementation; experience in leading strategy discussion at the board level; experience with developing and implementing strategies for growth, including mergers and acquisitions and divestitures.

Talent Management and Executive Compensation: Broad experience in executive development, performance, and compensation; experience with HR processes and strategies and efforts to attract, motivate, and retain candidates for key positions; experience in talent development, including developing diversity, equity, and inclusion in workforce.

Marketing and Sales: Experience with enhancing sales in existing markets; experience in developing new products and services and markets for growth; experience in marketing communication, brand strategy development, and advertising.

Risk Management: Experience in the management of critical business and/or legal risk; understanding of risk management functions, including risk identification/classification, crisis management and similar functions; ability to think strategically about risk and provide oversight and advice relating to risk.

Senior Management and Leadership: Experience as chief executive officer, president, chairman, or at similar leadership position in a large company or other large organization.

Cybersecurity and Data Privacy: Experience in overseeing and managing cybersecurity and data privacy risks; history of leadership roles in cybersecurity risk management; degrees, certifications, or other background in cybersecurity.

ESG and Climate: Experience in overseeing and managing ESG practices and initiatives; skills and knowledge in climate-related strategic planning, risk mitigation, and management; ability to provide oversight and advice relating to climate-related risks.

 VERY SKILLED/EXPERIENCED       SOME SKILL/EXPERIENCE

2024 PROXY STATEMENT 14

PROPOSAL 1 – ELECTION OF DIRECTORS

Our commitment to progressive and representative governance is a reflection of our belief that Company leadership has a particular responsibility to live up to our corporate social responsibility goals. Our Principles of Corporate Governance ensure that when identifying, screening, recruiting and recommending candidates to the Board, the Nominating and Corporate Governance Committee is committed to including in each search qualified candidates who reflect diverse backgrounds, including diversity of gender and race/ethnicity. The current composition of our Board is as follows:

Board Diversity Matrix (as of April 1, 2024)

TOTAL NUMBER OF DIRECTORS: 9	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER

Part I: Gender Identity

Directors	3	6

Part II: Demographic Background

African American or Black	1	1

Alaskan Native or Native American

Asian

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	2	5

Two or More Races or Ethnicities

LGBTQ+			2

Did Not Disclose Demographic Background

Board Evaluation Process

The Nominating and Corporate Governance Committee identifies nominees for director, and considers recommendations from other members of the Board, officers and employees of CoStar and other sources that the Nominating and Corporate Governance Committee deems appropriate, which may include professional search firms. Ms. Brunner was initially recommended to the Nominating and Corporate Governance Committee by a current director. The Nominating and Corporate Governance Committee will also consider Board nominees suggested by stockholders if such recommendations are submitted timely, and include the required information specified in our By-Laws, as described under “Stockholder Proposals and Nominations for Directors for the 2025 Annual Meeting of Stockholders” below. The Company may require any proposed nominee to furnish other information as reasonably required to determine eligibility to serve as a director of the Company, including information regarding the proposed nominee’s independence. There is no difference in the manner by which the Nominating and Corporate Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

When evaluating nominees for director, the Nominating and Corporate Governance Committee considers, among other things, an individual’s business experience and skills, background, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. If the nominee is a director standing for reelection, that individual’s past contribution, engagement and commitment to CoStar are also considered. The Nominating and Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not establish minimum qualifications or attributes. Candidates are evaluated within the context of the perceived needs of the Board as a whole, so that the members of the

2024 PROXY STATEMENT 15

PROPOSAL 1 – ELECTION OF DIRECTORS

Board, collectively, will possess the necessary skills, experience and background. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it believes that it is important that Board members represent diverse viewpoints and seeks to achieve a diversity of occupational and personal backgrounds on the Board. Accordingly, the Nominating and Corporate Governance Committee aims to include diverse candidates whenever conducting a search for new Board members. The Nominating and Corporate Governance Committee assesses the effectiveness of its approach toward maintaining and encouraging diversity on the Board through ongoing, informal feedback from Board members.

2024 PROXY STATEMENT 16

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominees

Founder, President, and Chief Executive Officer, CoStar Group, Inc. Director Since: 1987 Age: 60

EXPERIENCE

Mr. Florance founded the Company in 1987. As President and CEO of the Company, Mr. Florance has directed the Company’s successful expansion from start-up, to its initial public offering in July 1998, to its market leading position today. In his role, Mr. Florance manages an international service platform that includes the United States, United Kingdom, France, Spain, Germany, Canada, and several other countries throughout Asia Pacific and Latin America. While leading CoStar, he has identified, negotiated, and closed more than 30 acquisitions across six countries.

QUALIFICATIONS

As the founder of the Company, Mr. Florance brings to the Board significant knowledge and understanding of the real estate and information services industries, unique expertise on the Company’s products and services, and extensive leadership experience. Over his tenure with the Company, Mr. Florance has served as the CEO and has been actively involved in all facets of the Company’s business, including developing the Company’s products and services, identifying and developing markets for the Company’s products and services and identifying and integrating acquisition targets. This experience enables Mr. Florance to make significant contributions to the Company’s business development and strategy.

EDUCATION

B.A. (Economics), Princeton University

Notable Affiliations and Recognitions

•  Board of Visitors, Virginia Commonwealth University

•  Governing Board, Management Leadership for Tomorrow

•  Honorary Doctorate, Virginia Commonwealth University

Other Public Company Directorships

•  None

Other Public Company Directorships
in the Past Five Years

•  None

Chairman, CoStar Group, Inc.; Vice Chairman, Tutor Perini Corporation Director Since: 1987 Age: 81 Independent Committees • Compensation (Chair) • NCGC

EXPERIENCE

Mr. Klein has been the Chairman of our Board since 1987. Mr. Klein also currently serves as Vice Chairman of the board of directors of Tutor Perini Corporation, a publicly traded construction company. Mr. Klein additionally has over three decades of service as a corporate and securities lawyer specializing incorporate financings and mergers and acquisitions.

QUALIFICATIONS

Mr. Klein has been on our Board since the Company’s inception and has extensive knowledge of the commercial real estate, information services and technology industries, as well as the Company’s products, services and business strategies. Mr. Klein also brings to the Board extensive experience through his service over the past 30 years on the boards of directors of several public companies, privately-held businesses and non-profit organizations, including in the roles of Chairman and Lead Director. Mr. Klein’s experience as a founder, director and/ or investor in those entities enables him to contribute significantly to the oversight and governance of the Company.

EDUCATION

B.B.A., University of Miami; J.D., University of Miami; L.L.M., Harvard University

Notable Affiliations and Recognitions

•  Director and Secretary, American Himalayan Foundation

•  Trustee, Aspen Institute

•  Chairman, Board of Trustees, Aspen Music Festival and School

•  Founder and Chairman, Global Warming Mitigation Project

•  Chairman and Founder, Gun Violence Archive

•  Director, NAACP Legal Defense and Education Fund

•  Trustee, The Shakespeare Theatre Company

•  Director, ThinkFood Group, LLC

Other Public Company Directorships

•  Tutor Perini Corporation

Other Public Company Directorships
in the Past Five Years

•  None

2024 PROXY STATEMENT 17

PROPOSAL 1 – ELECTION OF DIRECTORS

CEO and Founder, EB5 Capital Director Since: 2023 Age: 52 Independent Committees • Audit (Nominated)

EXPERIENCE

Ms. Brunner is Founder and CEO of EB5 Capital, a $900 million investment firm raising capital for commercial real estate development projects in the United States for the EB-5 Immigrant Investor Program. Prior to founding her investment firm, Ms. Brunner worked in various aspects of finance at Fannie Mae and other companies, completing more than $3 billion in debt and equity transactions. Ms. Brunner previously served on the boards of directors of Chesapeake Lodging Trust, a formerly publicly traded lodging real estate investment trust, and Cushman & Wakefield, a publicly traded commercial real estate services company.

QUALIFICATIONS

Through her current and previous experiences, Ms. Brunner has gained over 25 years of experience in the finance, real estate development and the commercial real estate industry.

EDUCATION

B.A. (Urban Policy), Brown University; M.P.A., Princeton University

Notable Affiliations and Recognitions

•  Climate Leadership Certified, Corporate Climate Strategy (July 2023)

•  Owner, BWI Westin Hotel

•  Advisor, Trade Advisory Committee on Africa

•  Advisor, EOP, U.S. Trade Representative

•  Executive Board Member, Marriott – Sorenson Center for Hospitality Leadership, Howard University School of Business

•  Member, The Real Estate Roundtable

•  Industry Membership Chair, EB-5 Investment Coalition

•  Council member, Urban Land Institute, U.S. Chamber of Commerce and Real Estate Executive Council

• Board of Governors, Watson Institute for International & Public Affairs, Brown University

Other Public Company Directorships

•  None

Other Public Company Directorships
in the Past Five Years

•  Cushman & Wakefield

•  Chesapeake Lodging Trust Corporation

Founder and Chief Executive Officer of J Hill Group Director Since: 2012 Age: 69 Independent Committees • Audit (Chair)

EXPERIENCE

Mr. Hill is Founder and CEO of J Hill Group, a professional services practice specializing in assisting clients in improving their management operations, which he started in 2012. He served as the Chief Financial Officer of the City of Detroit, Michigan on a personal services contract from 2013 to 2018. Prior to starting his consulting practice, from 2004 to 2012, Mr. Hill served as CEO of Federal City Council, a non-profit, non-partisan organization dedicated to improving the Nation’s Capital. Mr. Hill has previously served in multiple other executive and financial leadership positions, including as CEO of In2Books, Inc. and as a Partner at Andersen, LLP.

QUALIFICATIONS

Through his current and previous positions, Mr. Hill has gained over 40 years of experience in accounting, auditing and financial matters, as well as significant management expertise. As a result of his extensive experience, Mr. Hill brings to the Board valuable financial knowledge and executive management experience.

EDUCATION

B.S. (Accounting), University of Maryland

Notable Affiliations and Recognitions

•  Certified Public Accountant

•  Honorary Trustee, The Shakespeare Theater Company

•  Director, Step Afrika!

•  Board Chair, National Minority AIDS Council

Other Public Company Directorships

•  None

Other Public Company Directorships
in the Past Five Years

•  Chesapeake Lodging Trust Corporation

2024 PROXY STATEMENT 18

PROPOSAL 1 – ELECTION OF DIRECTORS

Adjunct Professor, American University; former Principal, PricewaterhouseCoopers, LLP Director Since: 2016 Age: 54 Independent Committees • NCGC

EXPERIENCE

Ms. Kaplan is the former Principal-in-Charge of Government, Regulatory Affairs and Public Policy for PricewaterhouseCoopers LLP (“PwC”). Ms. Kaplan served on PwC’s Global Public Policy and Regulatory Board, as Chair of the American Institute of Certified Public Accountants’ (AICPA) Federal Legislative Task Force and was a member of the Center for Audit Quality’s Executive Management Committee. Prior to joining PwC, Ms. Kaplan served in senior level positions at the SEC and the U.S. Department of the Treasury. Ms. Kaplan has been an adjunct professor at American University since 2017.

QUALIFICATIONS

Ms. Kaplan has more than 25 years of experience in communications, corporate governance, stakeholder engagement and public policy strategy. She lends her experience and voice publicly to a range of topics important to the public and private sectors, including career and talent development, the importance of developing a diversified workforce and the value of diversified teams, women’s leadership, and corporate governance. As a result of her experience, Ms. Kaplan brings to the Board valuable leadership, management and corporate governance experience.

EDUCATION

B.A. (Journalism and Government), University of Texas at Austin; M.A. (Communications), American University

Notable Affiliations and Recognitions

•  Director, The Policy Circle

•  Director, The Bush School of Government and Public Service at Texas A&M University

•  Director, Running Start

•  Creator and Host, “She Said/She Said Podcast,” She Said/She Said Media

Other Public Company Directorships

•  None

Other Public Company Directorships
in the Past Five Years

•  None

Former Chief Executive Officer, Definitive Healthcare Corp. Director Since: 2019 Age: 54 Independent

EXPERIENCE

Mr. Musslewhite served as CEO of Definitive Healthcare from August 2022 to January 2024. Prior, Mr. Musslewhite served as the CEO of OptumInsight, Optum’s health services business connecting the health care system with services, analytics, and platforms designed to make clinical and administrative processes easier and more efficient, beginning in 2019. While at Optum, prior to leading OptumInsight, Mr. Musslewhite was CEO of Optum360, CEO of Optum Analytics and CEO of Advisory Board Research. Mr. Musslewhite joined Optum in 2017, following its acquisition of the Advisory Board Company where he served as CEO since 2008 and Chairman since 2013. Prior to joining The Advisory Board Company, Mr. Musslewhite was an Associate Principal with McKinsey & Company, a global management consulting firm, in the Washington, D.C., Amsterdam, and Dallas offices.

QUALIFICATIONS

Through his current and previous positions, Mr. Musslewhite has gained over 20 years of experience in executive management and leadership, business operations and development, growth strategies, development of products and services and research and technology.

EDUCATION

B.A. (Economics), Princeton University;

J.D., Harvard Law School

Notable Affiliations and Recognitions

•  Director, Ascend Learning

•  Director, Iodine Software

•  Member, Economic Club of Washington, D.C.

Other Public Company Directorships

•  None

Other Public Company Directorships
in the Past Five Years

•  Definitive Healthcare Corp.

2024 PROXY STATEMENT 19

PROPOSAL 1 – ELECTION OF DIRECTORS

Chief Executive Officer and President, Hilton Worldwide Holdings Inc. Director Since: 2002 Age: 61 Independent Committees • Compensation • NCGC (Chair)

EXPERIENCE

Mr. Nassetta is the President and CEO of Hilton Worldwide (f/k/a Hilton Hotels Corporation), a global hospitality company. He joined Hilton Worldwide in 2007. Prior to joining Hilton Worldwide, Mr. Nassetta was President and CEO of Host Hotels & Resorts, Inc. (f/k/a Host Marriott Corporation), a lodging REIT and owner of luxury and upscale hotels, from 2000 to 2007. Mr. Nassetta joined Host Hotels & Resorts, Inc. in 1995 as Executive Vice President and became Chief Operating Officer in 1997. Prior to joining Host Hotels & Resorts, Inc., Mr. Nassetta co-founded Bailey Capital Corporation in 1991, a real estate investment and advisory firm. Prior to founding Bailey Capital Corporation, he spent seven years at The Oliver Carr Company, ultimately serving as Chief Development Officer.

QUALIFICATIONS

Through his current and previous positions, Mr. Nassetta brings to the Board significant operational and business development experience, mergers and acquisition experience, public company board and management experience, leadership experience and commercial real estate industry expertise. As a user of commercial real estate information, Mr. Nassetta also provides the Board with a client’s perspective on the Company’s business, including valuable insight into the potential “fit” of acquisition targets and the development and marketing of products and services.

EDUCATION

B.S. (Finance), University of Virginia

Notable Affiliations and Recognitions

•  Member of the Executive Committee, World Travel & Tourism Council

•  Member, Real Estate Roundtable

•  Advisory Board Member, McIntire School of Commerce at University of Virginia

•  Member, Federal City Council

•  Member, Economic Club of Washington, D.C.

Other Public Company Directorships

•  Hilton Worldwide Holdings Inc.

Other Public Company Directorships
in the Past Five Years

•  None

Former EVP & General Counsel, Turner Broadcasting System, Inc. Director Since: 2019 Age: 66 Independent Committees • Audit

EXPERIENCE

Ms. Sams was the Executive Vice President and General Counsel of Turner Broadcasting System, Inc. (“Turner”), a television and media conglomerate, from 2000 until 2019 and also served as the President of Turner Broadcasting System International, Inc. from 2003 until 2012. Prior to joining Turner in 1993 as a corporate attorney, she was an associate at White & Case LLP, specializing in mergers and acquisitions and securities law. Ms. Sams currently serves on the boards of directors of Loop Industries, Inc. and Rollins, Inc.

QUALIFICATIONS

Ms. Sams has over 25 years of experience as a media executive and over 34 years as a practicing attorney. As a result of her broad range of business and legal experience, Ms. Sams brings to the Board valuable business development, growth strategies, risk management, corporate governance, technology, and mergers and acquisitions experience.

EDUCATION

B.A. (English), Princeton University;

J.D., University of Virginia School of Law

Notable Affiliations and Recognitions

•  Director, Princeton University

•  Director, High Museum of Art, Atlanta

•  Director, Westminster Schools

•  Director, Meals on Wheels, Atlanta

Other Public Company Directorships

•  Loop Industries, Inc.

•  Rollins, Inc.

Other Public Company Directorships
in the Past Five Years

•  D&Z Media Acquisition Corp.

2024 PROXY STATEMENT 20

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Leadership Structure

Currently, Mr. Klein, an independent director, serves as Chairman of the Board, and Mr. Florance serves as CEO and director. The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board at the particular time. The Board believes the advisability of having separate or combined chairman and CEO positions is dependent upon the strengths of the individual or individuals that hold these positions and the most effective means of leveraging their strengths to lead the Board, set Board agendas, and identify and oversee key issues in light of the challenges and circumstances facing the Company, which may change over time. During a period in which the chairman and CEO positions are combined, a Lead Director would be appointed from our independent directors. Our stockholders would be notified of a combination of the chairman and CEO roles promptly upon the Board’s decision to do so.

The Board has determined that this leadership structure currently is in the best interest of the Company’s stockholders. This structure provides a greater role for the independent directors in overseeing the Company and in setting agendas and establishing Board priorities and procedures and it also permits our CEO to focus on managing the Company’s day-to-day operations. Our Chairman’s responsibilities include:

•	Serving as Chair of regular sessions of the Board and managing the overall Board process;

•	Modeling culture, philosophy, inclusivity and values expected of all directors;

•	Conducting individual meetings with other directors, including the CEO, and management team to encourage open communication and collaboration;

•	Representing the Board on occasions where it is important for the Board to respond on matters independently from the Company’s management team;

•	Providing guidance and direction to the CEO and management team; and

•	Engaging with stockholders, through verbal or written communications, and presiding over the Company’s Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

One of the Board’s functions is oversight of risk management, which is administered both through the full Board and through Board committees that oversee specific risks, as described below.

The Company faces a variety of risks, including macroeconomic risks, such as inflation, economic downturns, or recession; business-specific risks related to the Company’s strategic position, operations, financial structure, legal and regulatory compliance, cybersecurity and corporate governance; and event-specific risks, such as natural disasters, pandemics or wars. The Company believes that an effective risk management system should:

•	Timely identify the material risks that the Company faces;

•	Communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee;

•	Implement appropriate and responsive risk management strategies consistent with the Company’s risk profile; and

•	Integrate risk management into Company decision-making.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day operations. Management is responsible for identifying risk and risk controls related to significant business activities and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk.

2024 PROXY STATEMENT 21

PROPOSAL 1 – ELECTION OF DIRECTORS

Management, typically the Chief Financial Officer (CFO) or General Counsel, periodically discusses with the Board or appropriate Board committee the significant voluntary and involuntary risks that the Company faces and how the Company is seeking to control risk if and when appropriate. When appropriate, other members of management provide information to the Board or appropriate Board committees with respect to a specific area of potential risk and how the Company manages or seeks to control the identified risk. The Audit Committee oversees management’s implementation of our cybersecurity risk management program and is informed about the Company’s cybersecurity risks program in periodic presentations by management, including an overview of cybersecurity risks and the threats landscape as well as the Company’s risk posture.

In some cases, as with risks related to product or service acceptance, risk oversight is addressed as part of the full Board’s engagement with the CEO and management. In other cases, a Board committee is responsible for oversight of specific risk topics, in which case management meets directly with the Board committee. For example, the Audit Committee oversees issues related to internal control over financial reporting and auditor independence, and the Compensation Committee oversees the assessment of risks related to the Company’s compensation policies and programs applicable to officers and employees, as discussed in greater detail below. The Board also works with the Company’s management to assess, analyze and address the most likely areas of future risk for the Company. In February 2023, the Company released its second ESG Report, underscoring its commitment to building a foundation of responsible business strategies that drive value for its people, communities, and stockholders through positive ESG practices. In March 2023, the Board formally adopted oversight over ESG matters, including climate-related issues, and is committed to considering ESG-related matters at least annually. The Company’s management anticipates regularly reviewing the ESG Report and providing periodic updates to the Board.

Risk Assessment in Compensation Programs

Management assesses the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations encourage or create undesired or unintentional risk of a material nature. The Compensation Committee also engaged its independent compensation consultant to assess the Company’s executive compensation program. The risk assessment evaluated potential risk factors from three primary perspectives:

•	CoStar’s compensation structure and philosophy;

•	Pay program design and policies; and

•	Governance and the role of the Compensation Committee.

The Compensation Committee reviews all compensation programs but is focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. The Company supports the use of base salary, performance-based compensation and retirement plans that are generally uniform in design and operation throughout the Company. In most cases, the compensation policies and practices are centrally designed and administered and are substantially identical throughout the Company, except that sales personnel are also eligible to receive sales commissions depending upon performance. Programs may differ by country due to variations in local laws and customs.

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the Compensation Committee’s oversight and administration of executive compensation programs.

2024 PROXY STATEMENT 22

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Committees

AUDIT COMMITTEE

4 Meetings in 2023	2023 Members • Michael J. Glosserman • John W. Hill (Chair) • Louise S. Sams	Independence Each member of the committee is independent and financially literate.	Audit Committee Financial Expert Each of Mr. Glosserman and Mr. Hill meets the requirements defined in SEC rules.

Role and Responsibilities

The Audit Committee assists the Board in fulfilling its oversight responsibilities as to accounting policies, internal controls, the outside auditor’s qualifications, independence and performance, compliance with legal and regulatory requirements, cybersecurity risk management, audit activities and reporting practices of the Company. The Audit Committee also produces the report of the Audit Committee included in this Proxy Statement. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. This charter is available in the “Investors” section of the Company’s website under Corporate Governance – Governance Documents.

COMPENSATION COMMITTEE

2 Meetings in 2023	2023 Members • Michael R. Klein (Chair) • Christopher J. Nassetta	Independence Each member of the committee is independent.

Role and Responsibilities

The Compensation Committee operates under a written charter adopted by the Board and reviewed annually by the Compensation Committee. This charter is available in the “Investors” section of the Company’s website under Corporate Governance – Governance Documents. The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers and directors, and produces the Compensation Committee report on executive compensation included in this Proxy Statement. In addition, the Board has designated the Compensation Committee as the Administrator of the 2016 Plan, ESPP, MSPP, and the Company’s cash incentive plan.

Compensation Committee Interlocks and Insider Participation

Messrs. Klein and Nassetta, each a non-employee director, served on the Compensation Committee during fiscal year 2023. Mr. Klein serves as the Chairman of the Board of the Company. None of the members of the Compensation Committee during fiscal year 2023 were officers or employees of the Company during or prior to fiscal year 2023 or had any relationship that is required to be disclosed as a transaction with a related person. During 2023, none of the Company’s executive officers served as a director or compensation committee member of any entity with an executive officer who served as a director or Compensation Committee member of the Company.

2024 PROXY STATEMENT 23

PROPOSAL 1 – ELECTION OF DIRECTORS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

1 Meeting in 2023	2023 Members • Michael R. Klein • Michael J. Glosserman • Laura Cox Kaplan • Christopher J. Nassetta (Chair)	Independence Each member of the committee is independent.

Role and Responsibilities

The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board director candidates and performs a leadership role in shaping the Company’s corporate governance. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board and reviewed annually by the Nominating and Corporate Governance Committee. This charter is available in the “Investors” section of the Company’s website under Corporate Governance – Governance Documents.

Corporate Governance Overview

Principles of Corporate Governance

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, adopted the Company’s Principles of Corporate Governance, which direct our Board’s actions with respect to, among other things, Board composition, director membership criteria, composition of the Board’s standing committees, and the Board’s performance evaluations. Our Principles of Corporate Governance provide that, when identifying, screening, recruiting and recommending candidates to the Board, the Nominating and Corporate Governance Committee is committed to including in each search (whether conducted in-house or with the assistance of a third-party search firm) qualified candidates who reflect diverse backgrounds, including diversity of gender and race. The Company’s Principles of Corporate Governance can be found in the “Investors” section of the Company’s website under Corporate Governance – Governance Documents.

Majority Voting Standard

In a non-contested election, directors are elected by a majority of votes cast by stockholders (i.e., if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election). A non-contested election is an election where the number of nominees does not exceed the number of directors to be elected. In a contested election, the director nominees who receive the plurality of votes cast are elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast. An election is considered contested under our By-Laws if there are more nominees than positions on the Board to be filled at the meeting of stockholders as of the fifth day prior to the date on which we file our definitive proxy statement with the SEC.

Meeting Attendance

Directors are expected to attend all meetings of the Board and the committees on which they serve. During 2023, the Board held seven meetings. The Audit, Compensation, and Nominating and Corporate Governance Committees held four meetings, two meetings, and one meeting, respectively, in 2023. During 2023, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each committee of the Board on which the director served, during the period in which the director so served.

We encourage, but do not require, directors to attend the Annual Meetings of Stockholders. In 2023, none of our directors were able to attend the Annual Meeting of Stockholders.

2024 PROXY STATEMENT 24

PROPOSAL 1 – ELECTION OF DIRECTORS

Executive Sessions

Executive sessions of independent directors enable the Board to discuss matters, such as strategy, CEO and senior management performance and compensation, and board effectiveness, without management present. Any director may request additional executive sessions of independent directors.

Proxy Access

Our By-Laws allow eligible stockholders to propose director nominees for inclusion in the proxy statement in addition to the nominees proposed by the Board. The proxy access By-Law permits stockholders owning 3% or more of our issued and outstanding shares of common stock for at least three years, to nominate candidates for election to our Board. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of our Board. The number of stockholders who may aggregate their shares to meet the 3% ownership threshold is limited to 20. The stockholder(s) and nominee(s) must also satisfy the other requirements contained in our By-Laws.

Director Independence

The Board has determined that Messrs. Klein, Glosserman, Hill, Nassetta, and Musslewhite, and Mses. Brunner, Kaplan, and Sams are each independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules. In assessing directors’ independence, the Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the relevant director. As part of this determination, the Board received information regarding Mr. Klein’s position as a trustee of the Shakespeare Theatre Company, a non-profit organization, and Mr. Hill’s position as an emeritus trustee of the Shakespeare Theatre Company. The Company made contributions to the Shakespeare Theatre Company of $100,000 in 2021, $50,000 in 2022, and $50,000 in 2023, which amounts are less than five percent of the consolidated gross annual revenues of the Shakespeare Theatre Company for those years. In addition, the Board considered that (1) Mr. Nassetta serves as an executive officer of a company that subscribes to the Company’s services and from which the Company purchased services, (2) Mr. Glosserman serves as a trustee of a company that subscribes to the Company’s services, and (3) Ms. Brunner serves as CEO of a company that subscribes to the Company’s services. In each such case, the payments received by the Company were less than one percent of the Company’s consolidated gross annual revenues in each of the last three fiscal years. In addition, the payments from the Company to Mr. Nassetta’s company were less than one percent of the consolidated gross annual revenues of such company in each of the last three fiscal years. Further, the services provided by the Company to and received from the companies Mr. Nassetta, Mr. Glosserman and Ms. Brunner are affiliated with are on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Stockholder Communications with the Board

Stockholders may communicate with our Board by sending written correspondence to CoStar Group, Inc., Attention: Corporate Secretary, 1331 L Street N.W., Washington, DC 20005. The Corporate Secretary opens and retains a copy of the contents of such correspondence and promptly forwards such correspondence to the Chairman of the Nominating and Corporate Governance Committee and, if addressed to a particular committee or Board member, to that committee’s Chairman or such Board member. The Corporate Secretary, together with the Chairman of the Nominating and Corporate Governance Committee and his duly authorized agents, are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Nominating and Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications will be presented to the full Board, individual directors or other appropriate body.

2024 PROXY STATEMENT 25

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Compensation

The Compensation Committee annually reviews director compensation for service on the Board and its committees and recommends director compensation and any changes to such compensation to the Board for approval. The Board annually reviews and approves director compensation based on the recommendations of the Compensation Committee. Directors who are also employees of the Company do not receive any additional compensation for service on the Board. The charts below show the percentage of our Chairman’s and all other directors’ compensation that is paid in stock as compared to cash to align their interests with those of our stockholders, and the following table shows the compensation we paid in 2023 to our non-employee directors.

2023 Director Compensation

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	TOTAL ($)

Michael R. Klein, Chairman	$120,000	$287,053	$407,053

Angelique G. Brunner(3)	$25,000	$250,030	$275,030

Michael J. Glosserman	$50,000	$277,001	$327,001

John W. Hill	$50,000	$280,045	$330,045

Laura Cox Kaplan	$50,000	$262,065	$312,065

Robert W. Musslewhite	$50,000	$250,030	$300,030

Christopher J. Nassetta	$50,000	$287,053	$337,053

Louise S. Sams	$50,000	$265,038	$315,038

(1)

Annual Retainers. This column shows the amount of cash compensation earned in 2023 for Board and Committee service. Annual cash retainers are paid to directors in biannual installments and to the Chairman in monthly installments. The Company also reimburses all directors for reasonable travel and out-of-pocket expenses incurred in connection with their duties as directors, including attendance at meetings.

(2)

Stock Awards. To align our non-employee directors’ annual compensation with stockholder interests, each non-employee director receives a restricted stock award for service on the Board and its committees. For service in 2023, non-employee directors received equity awards with the following grant date values: $250,000 for service on the Board (including the Chairman); $30,000 for service as Chair of the Audit Committee; $15,000 for service on the Audit Committee; $25,000 for service as Chair of the Compensation Committee; $12,000 for service on the Compensation Committee; $25,000 for service as Chair of the Nominating and Corporate Governance Committee; and $12,000 for service on the Nominating and Corporate Governance Committee. Annual equity awards are granted on or around the date of the first regular Board meeting following the date of the annual meeting of stockholders, are payable in the form of restricted stock, and vest in four equal annual installments, subject to continued service on the vesting date. The number of shares of restricted stock subject to each award is determined by dividing the total dollar amount by the closing price of the Company’s common stock on the date of grant. This column shows the aggregate grant date fair value of shares of restricted stock granted in 2023 to each non-employee director, computed in accordance with FASB Accounting Standards Codification Topic 718, “Compensation – Stock Compensation.”

(3)	Ms. Brunner began serving as a director on August 1, 2023, and the cash fees earned by her reflect a partial year of service.

2024 PROXY STATEMENT 26

PROPOSAL 1 – ELECTION OF DIRECTORS

The following table shows the aggregate number of shares of unvested restricted stock held by each non-employee director as of December 31, 2023. Other than as set forth below, the non-employee directors did not hold any other outstanding equity awards at fiscal year-end.

NAME	AGGREGATE SHARES OF UNVESTED RESTRICTED STOCK HELD AS OF 12/31/2023

Michael R. Klein, Chairman	9,089

Angelique G. Brunner	3,532

Michael J. Glosserman	8,846

John W. Hill	9,000

Laura Cox Kaplan	8,359

Robert W. Musslewhite	8,013

Christopher J. Nassetta	9,111

Louise S. Sams	8,502

Director Stock Ownership Policy

Under the Company’s Director Stock Ownership Policy, each non-employee director is required to own shares of the Company’s common stock with a value equal to five times the annual, standard director cash retainer. Newly appointed directors are required to meet the ownership requirement on or before the first December 31st following the fifth anniversary of the date of their appointment to the Board. The current directors all currently meet this ownership requirement.

The number of shares of unvested restricted stock held by each non-employee director as of December 31, 2023 is shown above by footnote to the 2023 Director Compensation table.

Certain Relationships and Transactions

Review and Approval of Related Person Transactions

The Board recognizes that Interested Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Board has delegated authority to the Audit Committee to review and approve Interested Transactions, and the Audit Committee has adopted written procedures as detailed below for the review, approval, or ratification of Interested Transactions.

An “Interested Transaction” is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (b) the Company or any of its subsidiaries is a participant, and (c) any Related Party (as defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). An Interested Transaction does not include a transaction in which a Related Party has an indirect interest solely as a result of being (1) a director or a less than 10% beneficial owner of an equity interest in another entity, or both, or (2) a limited partner in a partnership in which the Related Party has an interest of less than 10%. A “Related Party” is any (a) person who is or was (since the beginning of the Company’s last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for

2024 PROXY STATEMENT 27

PROPOSAL 1 – ELECTION OF DIRECTORS

election as a director of the Company, (b) greater than 5% beneficial owner of the Company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons and daughters-in-law, brothers-and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee will review all of the material facts of all Interested Transactions and either approve or disapprove of the entry into the Interested Transaction, subject to a limited list of enumerated transactions that are deemed to be pre-approved as described in the Interested Transactions policy. In determining whether to approve an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

Related Person Transactions

During 2023, the Company engaged with G.H. Smart & Company, Inc. (“ghSMART”), a leadership advisory consulting firm. The Company paid ghSMART $120,993 to perform leadership assessment services. Randy Street, the brother-in-law of our Chief Executive Officer, is an officer of ghSMART and owns approximately 11% of the equity of ghSMART. Mr. Street is not involved in the provision of services to CoStar. In accordance with the procedures described above for Interested Transactions, the Audit Committee reviewed and approved the engagement with ghSMART prior to commencement of the engagement.

2024 PROXY STATEMENT 28

PROPOSAL 1 – ELECTION OF DIRECTORS

Executive Officers

Below is biographical information about each of our current executive officers as defined by the Exchange Act, including ages as of April 1, 2024.

Founder, President, and Chief Executive Officer Employee since 1987 Age 60

EXPERIENCE

Mr. Florance founded the Company in 1987. As President and CEO of the Company, Mr. Florance has directed the Company’s successful expansion from start-up, to its initial public offering in July 1998, to its market-leading position today. In his role, Mr. Florance manages an international service platform that includes the United States, United Kingdom, France, Spain, Germany, Canada, and several other countries throughout Asia Pacific and Latin America. While leading CoStar, he has identified, negotiated, and closed more than 30 acquisitions across six countries.

EDUCATION

B.A. (Economics), Princeton University

Chief Financial Officer Employee since 2016 Age 60

EXPERIENCE

Mr. Wheeler joined the Company in January 2016. Prior to his appointment as Chief Financial Officer, Mr. Wheeler served in various senior financial leadership roles with Experian plc., a global data analytics and consumer credit reporting company, from 2006 to 2016. Prior to Experian, Mr. Wheeler held various financial and mergers and acquisitions roles with Avery Dennison and General Electric, including an international assignment in Germany as Chief Financial Officer of GE-Bayer Silicones. Mr. Wheeler began his professional career as a CPA with Touche Ross in Seattle, Washington.

EDUCATION

B.A. (Business Administration), University of Washington, Seattle

2024 PROXY STATEMENT 29

PROPOSAL 1 – ELECTION OF DIRECTORS

Senior Vice President, Global Operations Employee since 1999 Age 57

EXPERIENCE

Ms. Ruggles joined the Company in November 1999 as a Field Research Photographer. Since joining the Company, Ms. Ruggles has served in various roles of increasing responsibility, including Field Research Operations Manager from 2000 to 2006, Director of Field Research from 2006 to 2009, Senior Director of Field Research from 2009 to 2013, Vice President of Field Research from 2013 to 2016, Senior Vice President of Portfolio Research from early 2016 until October 2016, and Senior Vice President, Global Research from 2016 until her appointment as Senior Vice President, Global Operations in 2022. During her tenure, she launched CoStar’s research coverage of numerous markets throughout the United States, facilitating the Company’s national expansion, launched research coverage in the United Kingdom, and was instrumental in establishing a Toronto-based research center and launching research coverage in Toronto, Canada. She was responsible for operationalizing CoStar’s first aerial research plane to collect high quality images of new construction in an expedited manner. Ms. Ruggles also established CoStar’s research headquarters in Richmond, Virginia, which focuses on the collection and curation of content for all CoStar Group products.

EDUCATION

B.A. (Photography), Savannah College of Art and Design

Chief Technology Officer Employee since 1999 Age 57

EXPERIENCE

Mr. Simuro joined the Company in December 1999 as Director of Information Systems. He served as Senior Vice President of Information Systems from May 2005 to January 2008 and was promoted to Chief Information Officer in January 2008. Most recently, in March 2015, Mr. Simuro was promoted to Chief Technology Officer. Prior to joining CoStar, Mr. Simuro was Director of Data Warehousing at GRC International (“GRC”). Prior to GRC, Mr. Simuro was a technology consultant specializing in operational efficiency and database technologies.

EDUCATION

B.A. (Computer Science), State University of New York - Geneseo

M.S. (Information Systems), George Washington University

President, Marketplaces Employee since 2000(1) Age 58

EXPERIENCE

Mr. Saint is responsible for product, marketing and business development for the Apartments.com network of online apartment listing websites, as well as CoStar’s Land and Businesses For Sale marketplaces. Mr. Saint joined the Company as a result of the Company’s acquisition of LoopNet in 2012, and served as President of LoopNet from April 2012 until January 2016, when he took over as President of Apartments.com. In September 2018, he was promoted to President, Marketplaces. He had previously joined LoopNet as President of Cityfeet and Vice President of LoopNet Business Development in August 2007 upon the acquisition of Cityfeet, where he had served as CEO from January 2004 to August 2007.

EDUCATION

B.S. (Business Administration), Wake Forest University

M.B.A. (Finance and Real Estate), The Wharton School of the University of Pennsylvania.

(1)	Includes years of service with acquired companies.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Chief Human Resources Officer Employee since 2019 Age 58

EXPERIENCE

Mr. Desmarais joined the Company in July 2019. Prior to joining the Company, Mr. Desmarais was a Managing Director within Human Capital Management at Goldman Sachs & Co., a global investment bank and financial services company, from February 2002 to July 2019. Over the course of more than 17 years, he contributed innovative thought leadership and held a variety of senior positions including Head of Human Resources for Engineering from January 2018 to July 2019, Chief Operating Officer for the Human Capital Management division from January 2017 to January 2018 and Head of Global Recruiting from March 2013 to January 2017. Additionally, he spent approximately ten years in Executive Search where he was responsible for establishing and managing the New York City region for Vendor Professional Services, NV from September 1993 to February 2002. Mr. Desmarais began his career in public accounting at KPMG and later Grant Thornton, becoming a Certified Public Accountant in 1993.

EDUCATION

B.S. (Accounting), Stonehill College

General Counsel and Corporate Secretary Employee since 2022 Age 49

EXPERIENCE

Mr. Boxer joined the Company in March 2022. Previously, Mr. Boxer served as Executive Vice President, Group General Counsel, of Sirius International Insurance Group from August 2016, and as its Chief Strategy Officer from September 2018 until February 2021. From January 2011 until October 2015, Mr. Boxer served as Global General Counsel of Cushman & Wakefield, where he headed the Legal and Compliance functions and served as a member of the Executive Committee and Global Management Committee, and Co-Chaired the Global Enterprise Risk Management Committee, of the firm. From October 2006 until January 2011, Mr. Boxer served as a senior member of the Restructuring Group and Legal Mergers & Acquisitions Group of American International Group, Inc. (AIG). Prior to October 2006, Mr. Boxer practiced at Milbank, LLP, focusing on mergers and acquisitions and securities offerings.

EDUCATION

B.S. (Finance and International Business), New York University, Leonard N. Stern School of Business

J.D., Boston University School of Law

2024 PROXY STATEMENT 31

Proposal 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024. As a matter of good corporate governance, the Board is asking stockholders to ratify this appointment. If stockholders do not ratify this appointment, the Audit Committee may reconsider such appointment and consider other accounting firms.

Ernst & Young LLP has served as the independent registered public accounting firm for the Company, its subsidiaries, and its predecessors since 1994. A representative from Ernst & Young LLP is expected to attend the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

Ernst & Young LLP Fees and Services

For the years ended December 31, 2022 and 2023, Ernst & Young LLP billed CoStar the fees set forth below, including expenses, in connection with services rendered to CoStar:

	YEAR ENDED DECEMBER 31, 2022	YEAR ENDED DECEMBER 31, 2023

Audit Fees(1)	$1,501,499	$1,555,869

Audit-Related Fees(2)	$ 236,206	$ 483,731

Tax Fees(3)	$ 0	$ 69,718

All Other Fees(4)	$ 6,262	$ 7,632

Total	$1,743,967	$2,116,950

(1)

Audit Fees include fees in connection with CoStar’s: (i) annual consolidated financial statements; (ii) quarterly interim financial information; (iii) statutory audits required internationally; and (iv) registration statements.

(2)	Audit-Related Fees consist of due diligence on acquisitions and attestation reports for service organizations.

(3)	Tax Fees primarily consist of acquisition-related tax consulting services.

(4)	All Other Fees consist of subscription fees for access to Ernst & Young LLP’s library of accounting and financial reporting guidance.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is that all audit and non-audit services provided by CoStar’s independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These

2024 PROXY STATEMENT 32

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for services to be performed by CoStar’s independent registered public accounting firm are established on an annual (for audit services) or periodic (for permissible non-audit services) basis, detailed as to a particular service or category of services to be performed. Any audit or non-audit service fees that may be incurred by CoStar that fall outside the pre-approved limits must be reviewed and approved by the Chairperson of the Audit Committee or the Audit Committee as a whole prior to the performance of services. CoStar’s independent registered public accounting firm reports to the Audit Committee on a quarterly basis on all services rendered by the independent registered public accounting firm that were pre-approved and all fees paid to the independent registered public accounting firm for such services since the previous quarter’s Audit Committee meeting. The Audit Committee may revise its pre-approval spending limits and policies at any time.

All fees paid to the independent registered public accounting firm in 2023 were pre-approved by the Audit Committee, and therefore no services were approved after the services were rendered pursuant to the “de minimis” exception established by the SEC for the provision of non-audit services.

2024 PROXY STATEMENT 33

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to GAAP.

In this context, the Audit Committee has:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for 2023;

•	discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the PCAOB and the SEC;

•

received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;

•	discussed with the independent registered public accounting firm its independence from the Company and management; and

•	considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2023 Annual Report for filing with the SEC.

By the Audit Committee

of the Board of Directors

John W. Hill, Chairman

Michael J. Glosserman

Louise S. Sams

2024 PROXY STATEMENT 34

Proposal 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(SAY-ON-PAY)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our NEOs identified in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2023 Summary Compensation Table and other related compensation tables and narrative accompanying the “Compensation Discussion and Analysis” in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s recent and long-term success.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of CoStar Group, Inc. approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board and the Compensation Committee. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. At the 2023 Annual Meeting, approximately 88% of the votes cast were for approval of the “say-on-pay” advisory vote.

At our annual meeting of stockholders held on June 8, 2023, our stockholders selected “1 Year” as the recommended frequency for future “say-on-pay” advisory votes. As a result, we expect to continue to submit our say-on-pay proposal to our stockholders at each annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

2024 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes our executive compensation programs and compensation decisions for our NEOs for 2023. Our Compensation Committee is responsible for reviewing our executive compensation program and for reviewing and approving the compensation arrangements for our NEOs. Our NEOs for 2023 were:

NAME	TITLE

Andrew C. Florance	Chief Executive Officer and President

Scott T. Wheeler	Chief Financial Officer

Lisa C. Ruggles	Senior Vice President, Global Operations

Frederick G. Saint	President, Marketplaces

Frank A. Simuro	Chief Technology Officer

Executive Compensation Program Objectives

Our Compensation Committee is responsible for designing and maintaining the Company’s executive compensation program consistent with the objectives below. The Company’s executive compensation program seeks to:

•	Link executive compensation with the achievement of overall corporate goals;

•	Encourage and reward superior performance;

•	Maintain competitive compensation levels in order to attract, motivate and retain talented executives; and

•	Align executives’ interests with those of the Company’s stockholders.

2024 PROXY STATEMENT 36

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policies and Practices

Below we highlight certain key characteristics of our executive compensation practices that we believe align executive compensation with stockholder interests and promote good governance.

Purpose	Compensation Program/Policy

Structure executive compensation program with focus on achievement of Company performance goals.	Equity incentive compensation granted in 2023 consisted (based on grant date value at target) 45% of annual performance-based restricted stock (which vest ratably over three years after grant), 15% of stock options (which vest ratably over three years after grant), and 40% of long-term performance shares (which vest based on achievement of a three-year cumulative revenue goal and are subject to adjustment based on the Company’s TSR over the same period).

Structure executive compensation program to include both long-term and short-term performance goals.	Awards under our equity incentive compensation program include a three-year performance metric for the long-term performance shares, and a one-year performance metric for the annual performance-based restricted stock and our annual incentive plan includes a one-year performance metric for cash incentive awards.

Align executives’ interests with stockholders’ interests.	In order to even more closely align long-term incentives with stockholder results, our equity incentive compensation program provides for adjustment of the long-term performance shares issued to executives based on the Company’s TSR relative to the Russell 1000 index for performance shares granted prior to 2023 and measured against the S&P 500 for performance shares granted beginning February 2023.

Structure annual and long-term incentive compensation so that payouts are based on different performance metrics.

The executive compensation program utilizes distinct performance metrics as follows:

•  Annual incentive plan – EBITDA and individual objectives

•  Annual performance-based restricted stock – net income

•  Performance shares – 3-year cumulative revenue goal, adjusted by the Company’s relative TSR (measured against the Russell 1000 index for performance shares granted prior to 2023, and beginning with 2023 performance awards, measured against the S&P 500 index).

Structure executive compensation to motivate and reward performance and retain executives, but generally keep in line with median peer values.	Aggregate target value at grant date of equity compensation granted to executives in 2023 was generally targeted between the 50th and 75th percentiles of peer company data.

Maintain robust executive compensation corporate governance policies.

The Company has executive and director stock ownership policies as follows:

•  CEO and President – 6X base salary

•  Other executive officers – 2X base salary

•  Non-employee directors – 5X annual, standard director cash retainer

The Company has a clawback policy for cash and equity awards in the event of certain financial restatements.

The Company maintains Principles of Corporate Governance.

The Company prohibits directors, officers and employees from engaging in pledging and hedging transactions in Company stock.

2024 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DO	X	WHAT WE DON’T DO

•  Pay for Performance. At least 80% of our NEOs’ target total compensation is performance-based and tied to performance metrics aligned with our short- and long-term objectives. We tie annual pay to objective performance metrics, including our fiscal year 2023 EBITDA and net income. We tie long-term pay to three-year cumulative revenue and relative TSR. We ask our independent compensation consultant to evaluate the alignment of pay and performance relative to our peer group.

•  Total Stockholder Return Metric and Stock Price Performance. We link executive compensation to stock price performance by factoring relative TSR in determining performance share payouts. Further, stock options and performance-based restricted stock are awarded annually, and the value of those awards to the executives is ultimately based on stock price performance.

•  Executive Stock Ownership Guidelines. Executives are expected to own shares of CoStar common stock with a value equal to at least two to six times base salary, depending on position.

•  Vesting Period on Equity Awards. Options and annual performance-based restricted stock vest ratably over three years.

•  Clawback Policy. In 2023, we adopted the Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1, which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule 10D-1). The Clawback Policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

•  Target Pay. We generally target each component of pay between the 50th and 75th percentiles of peer company data, except as may otherwise be appropriate to reflect promotions, tenure, new-hire needs, internal pay equity, and other circumstances. The Compensation Committee periodically reviews the compensation peer group and makes adjustments, when appropriate, to keep pay practices competitive and in line with investor expectations.

•  Limit Transactions Involving Company Stock. We prohibit executive officers from hedging Company stock or margining or pledging shares.

•  Limited Employment Agreements. We do not provide our NEOs, with the exception of our CEO, with employment agreements that provide severance payments, medical or insurance benefits or other perquisites in the event the executive is terminated or resigns. Mr. Wheeler, our Chief Financial Officer, has employment terms pursuant to an offer letter that provide for a severance payment in the event he is terminated by the Company without cause or he resigns for good reason. A Company-wide severance policy provides minimal severance pay tied to tenure to executives who incur a qualifying termination of employment and is available generally to all salaried employees.

•  Limited Golden Parachute Gross-Up. We do not provide a 280G golden parachute excise tax gross up to any executive other than our CEO, who has had the provision in his employment agreement since 1998.

•  No Guaranteed Minimum Payouts. We do not have guaranteed minimum payment levels for executives’ cash incentives or performance-based equity awards.

•  No Repricings. Our stock incentive plans and Nasdaq listing standards prohibit us from repricing options without stockholder approval.

2024 PROXY STATEMENT 38

COMPENSATION DISCUSSION AND ANALYSIS

Pay for Performance

Our executive compensation program is designed to hold our executives accountable for corporate results over the short and long term, and to reward them for successful execution. As a result, a substantial portion of our executives’ overall compensation is tied to performance. The charts below illustrate the percentage of 2023 compensation (based on target award opportunities) that was performance-based (including cash incentives, restricted stock, the value of which was determined based on performance in the prior fiscal year (2022), long-term performance shares and options), and the percentage that is fixed (consisting solely of base salary).

The Compensation Committee links executive compensation to the attainment of challenging goals. Cash compensation includes payments under our executive annual cash incentive plan that are based on Company performance relative to operational goals as well as individual performance. Equity-based compensation is used to align executive compensation with the long-term interests of our stockholders, including a focus on increasing the Company’s TSR both on an absolute and a relative basis.

2023 Business Highlights

2023 was another strong year for CoStar. We delivered exceptional results in our commercial information and marketplace businesses for the full year 2023, while at the same time devoting major time and resources towards launching the new Homes.com. Our commercial information and marketplace businesses grew revenue by 14% in 2023 in one of the worst commercial real estate market in decades and delivered 40% adjusted EBITDA margin in 2023, our highest profit levels ever. For the full year of 2023, we generated strong net new bookings totaling $286 million.

We launched our first marketing and branding campaign for Homes.com with four commercials in Super Bowl LVIII which was watched by an estimated 123 million viewers. The next day, on February 12, 2024, we began monetizing Homes.com, selling subscriptions to residential real estate agents. Our, “your listing, your lead” business model that puts the agent’s name and company on their listings and sends the consumer lead to them rather than to their competitors, not surprisingly, has been very well received.

Apartments.com had a standout year in 2023 with revenue growth of 23% over the prior year, adding almost $170 million of incremental revenue in just 12 months. Our sales team delivered a remarkable 34% growth rate in net new bookings, and we now have over 70,000 properties advertising on Apartments.com. For eight straight quarters Apartments.com has held the number one position in the industry in terms of monthly unique visitor traffic, according to Google Analytics. Apartments.com is now our single largest business in CoStar Group, with annualized run rate revenue exceeding $1 billion in January 2024.

2024 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

We continue to invest in our future and, as a result, we have achieved 51 consecutive quarters of double-digit revenue growth. We have strong liquidity, ending 2023 with more than $5.2 billion of cash and cash equivalents compared to just under $1.0 billion of long-term debt carrying a 2.8% annual interest rate maturing in 2030.

(1) Adjusted EBITDA is a non-GAAP measure. See Appendix A for a reconciliation of Adjusted EBITDA to Net Income and for a discussion of management’s use of non-GAAP measures and other operating metrics.

2024 PROXY STATEMENT 40

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

Each year, the Compensation Committee approves a compensation arrangement for each of the Company’s NEOs that specifies the NEO’s (i) base salary, (ii) annual cash incentive (bonus) potential based on a percentage of base salary subject to achievement of individual and/or corporate goals, and (iii) equity awards, including the annual performance-based restricted stock that is granted based on achievement of prior year corporate goals and stock options, both of which are subject to service-based vesting conditions, as well as performance-based restricted stock that vests based on achievement of predetermined, objective goals over a multi-year period.

The following table summarizes each of these elements of our compensation program, as well as how each element is set and is linked to performance.

	COMPONENT	ROLE	HOW IT’S SET/LINKS TO PERFORMANCE

FIXED	Base Salary	• To provide a consistent income • Comprise a low percentage of total compensation	• Reviewed annually in light of responsibilities, performance, internal pay equity, total compensation, and advice of the independent compensation consultant

VARIABLE CASH	Annual Cash Incentive Compensation	• Rewards achievement of annual company financial goals and personal performance goals	• Variable based on the Company’s corporate performance and achievement of individual goals for the prior year • Key financial metric for fiscal 2023: EBITDA

VARIABLE EQUITY	Stock Options	• Increase alignment with stockholders • Executive retention	• Potential value of awards increases or decreases with stock price • Vests over three years
	Annual Performance-Based Restricted Stock	• Increase alignment with stockholders • Executive retention	• Based on company performance • Key financial metric for 2022: net income • Payout range is 0-200% based on achievement • Vests over three years
	Performance Share Awards	• Rewards achievement of longer-term financial goals • Executive Retention • Value is based on achievement of three-year revenue growth goals and relative TSR

•  Payout range is 0-200% of target award

•  Vests based on achievement of a three-year cumulative revenue performance goal, subject to adjustment +/-20% based on relative TSR

•  Key financial metric: cumulative three-year revenue

OTHER	Other Compensation	• To allow executive officers to participate in other employee benefit plans	• Executives may participate in all other CoStar compensation and benefit programs on the same terms as other eligible employees

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Measures and Time Horizons

We use a combination of performance measures and service-based vesting conditions to foster and reward performance. The following chart summarizes the relevant performance measures and time frames used for our variable pay elements.

2023 Base Salaries

Base salaries provide a minimum, fixed level of cash compensation for the NEOs. Salary levels of the executive officers are reviewed annually by the Compensation Committee. In establishing salary levels, the Compensation Committee considers each executive’s individual responsibilities and performance, prior base salary and total compensation, the pay levels of similarly situated executives within the Company, market data on base salary and total compensation levels, including Willis Towers Watson peer group and survey data, and current market conditions.

In 2023, the Compensation Committee conducted its annual review of NEO salaries and adjusted the base salaries of our NEOs between 2%-6%, except for Mr. Simuro, in each case to bring them in line with our peer group. Mr. Simuro’s base salary increased by 16% to bring him closer to the 75th percentile range for Chief Technology Officers in our peer group because our CEO and Compensation Committee believed that his institutional experience, value to the technology organization, and vital role in acquisitions and integration efforts warranted such increase. Following the Compensation Committee’s review and adjustment (effective February 2023), the NEO salaries were as follows:

NAME	2023 ANNUAL BASE SALARY

Andrew C. Florance	$1,000,000

Scott T. Wheeler	$575,000

Lisa C. Ruggles	$550,000

Frederick G. Saint	$550,000

Frank A. Simuro	$600,000

2023 Annual Cash Incentive Awards

The Compensation Committee administers an annual cash incentive program under which our NEOs may earn a cash incentive bonus based on a fixed target percentage of base salary during the fiscal year if individual and corporate performance objectives for the fiscal year are achieved. At the beginning of each year, the Compensation Committee establishes individual goals for each NEO, other than the Chief Executive Officer, based upon recommendations from our Chief Executive Officer, as well as Company financial goals that apply to all NEOs that are based upon recommendations

2024 PROXY STATEMENT 42

COMPENSATION DISCUSSION AND ANALYSIS

from our Chief Executive Officer and our Chief Financial Officer. The Compensation Committee determines the target percentages of base pay for each NEO based on market and competitive conditions, peer company practices, and internal pay equity considerations. The Compensation Committee also determines the weighting of the various individual and Company financial goals, based upon position and functional accountability and responsibility, as well as recommendations from our Chief Executive Officer. The target percentages and weighting of the various individual and Company financial goals may vary among the NEOs and are subject to change from year to year. After the completion of each year, the Compensation Committee reviews individual and Company performance to determine the extent to which the goals were achieved and the actual cash bonuses to be paid to the NEOs.

In the Compensation Committee’s view, the use of annual performance-based cash incentive bonuses creates a direct link between executive compensation and individual and corporate performance. Therefore, the annual performance-based cash incentive bonus is generally divided into two components, one tied to corporate performance and one tied to individual performance. As discussed in greater detail below, the Compensation Committee sets a threshold, target and maximum award for the corporate performance objectives. The annual performance-based cash incentive bonus provides each NEO with the potential to earn awards up to two times the amount of their target award value for exceptional performance as measured against metrics and goals, each of which is discussed below. If the maximum is achieved, the NEOs receive 200% credit for the corporate performance portion of the award. If the target is achieved, the NEOs receive 100% credit for the corporate performance portion of the award. If the threshold level of corporate performance is not reached, the NEO does not receive any amount in respect of that portion of the award. Achievement of the individual performance goals are subjective and executives can receive between 0% and 200% credit for that portion of the award.

In February 2023, the Compensation Committee set the weighting of the various individual and Company financial goals, and the threshold, target, and maximum annual cash incentive awards for all NEOs based upon the NEO’s individual responsibilities, competitive practices, and internal pay equity considerations. The following table shows each NEO’s 2023 potential cash incentive award values at threshold, target and maximum, expressed as a percentage of his or her base salary.

	WEIGHTING OF GOALS		POTENTIAL AWARDS AS A PERCENTAGE OF BASE SALARY

NAME	INDIVIDUAL GOALS	CORPORATE GOAL	THRESHOLD (50% OF TARGET)	TARGET	MAXIMUM (200% OF TARGET)

Andrew C. Florance	0.0%	100.0%	75.0%	150.0%	300.0%

Scott T. Wheeler	35.0%	65.0%	50.0%	100.0%	200.0%

Lisa C. Ruggles	50.0%	50.0%	42.5%	85.0%	170.0%

Frederick G. Saint	40.0%	60.0%	42.5%	85.0%	170.0%

Frank A. Simuro	50.0%	50.0%	50.0%	100.0%	200.0%

Individual Performance Goals and Achievement

At the beginning of each year, the Compensation Committee establishes individual goals for each NEO other than the CEO. After the completion of each year, the Compensation Committee reviews individual performance to determine the extent to which the goals were achieved. The determination as to whether the individual performance goals have been achieved is subjective and executives can receive between 0% and 200% credit for that portion of the award. The applicable 2023 individual performance goals set by the Compensation Committee for each NEO other than the CEO and percentage of such goals achieved for each NEO are summarized in the table below.

2024 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

NAME	2023 INDIVIDUAL GOALS	% OF GOALS ACHIEVED

Scott T. Wheeler	• Execute identified targets for acquisition and develop integration plans focused on efficiency of resources • Continue bolstering efficient sales operations and sales growth • Manage the ongoing development of Finance functions and placing key leadership • Maintain investor engagement through residential rollout	200%

Lisa C. Ruggles	• Deliver critical content research to support the Homes.com neighborhood and school page functions • Manage the ongoing development of US Research functions • Manage the expansion of CoStar and LoopNet in Europe • Hire senior level leadership to support key areas of Research	175%

Frederick G. Saint	• Help Apartments.com achieve revenue, EBITDA margin, and contribution goals • Grow Apartments.com site traffic to targeted levels • Continue to recruit and fill leadership roles within the Apartments.com organization with a focus on senior level leadership • Manage Apartments.com sales customer service program with a focus on NPS scores • Achieve revenue growth targets for other marketplaces	200%

Frank A. Simuro	• Support release of LoopNet International • Oversee release of CoStar Suite International, including hospitality data • Continue development of residential product, including Homes Pro features and proprietary content collection and display • Continue development of internal proprietary sales tools	200%

Corporate Performance and Achievement

For the corporate performance objectives, the Compensation Committee sets a threshold, target and maximum performance level. If the maximum level of corporate performance is achieved, the NEOs receive 200% credit for the corporate performance portion of the award. If the target level of corporate performance is achieved, the NEOs receive 100% credit for the corporate performance portion of the award. If the threshold level of corporate performance is achieved, the NEOs receive 50% credit for the corporate performance portion of the award. If the threshold level of corporate performance is not reached, the NEO does not receive any amount in respect of that portion of the award. Credit for performance between threshold and target and between target and maximum is determined by linear interpolation.

The Compensation Committee approved a Company-wide financial goal for the annual cash incentive plan based on the Company’s achievement of EBITDA included in the Company’s 2023 Annual Budget. The EBITDA goal is intended to reflect the Company’s expected investments and strategic initiatives. In 2023, the Company’s EBITDA goal was lower than in the prior year to reflect the Company’s expected significant investment in its residential marketplace business, including product and content development and marketing expense. Given the anticipated investment in the residential marketplace business, the Compensation Committee believed that the EBITDA target goal was challenging to achieve. EBITDA is our GAAP-basis net income (loss) before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization. The Compensation Committee also determined that setting an EBITDA-based performance goal would incentivize management to further drive stockholder value.

2024 PROXY STATEMENT 44

COMPENSATION DISCUSSION AND ANALYSIS

The following graphic shows the threshold, target, and maximum EBITDA goals and payout percentages for 2023 performance, as well as the actual EBITDA and payout percentage determined by the Compensation Committee for 2023 performance (dollar amounts in millions).

Performance Metric Threshold Goal Target Goal Maximum Goal Actual 2023 EBITDA $336.1 $420.2 $441.2 $430.4 Payout Percentage 50% 100% 200% 150%

2023 Performance Against Individual and Corporate Objectives

Based on the individual and corporate achievements relative to the targets set at the beginning of the year 2023, in February 2024, the Compensation Committee awarded the annual cash incentive awards shown in the table below.

NAME	ACHIEVEMENT OF INDIVIDUAL GOALS	WEIGHTING OF INDIVIDUAL GOALS	ACHIEVEMENT OF CORPORATE GOAL	WEIGHTING OF CORPORATE GOAL	TOTAL ACHIEVEMENT	TARGET AS A % OF SALARY	ACTUAL AWARD AS A % OF SALARY	ACTUAL CASH AWARD ($)

Andrew C. Florance	—	—%	150%	100%	150.0%	150%	225.0%	$2,250,000

Scott T. Wheeler	200%	35%	150%	65%	167.5%	100%	167.5%	$ 963,125

Lisa C. Ruggles	175%	50%	150%	50%	162.5%	85%	138.1%	$ 759,688

Frederick G. Saint	200%	40%	150%	60%	170.0%	85%	144.5%	$ 794,750

Frank A. Simuro	200%	50%	150%	50%	175.0%	100%	175.0%	$1,050,000

Equity Incentive Compensation

The Compensation Committee has designed the executive equity incentive compensation program to align executive incentives with long-term stockholder value and with a view toward executive retention. The Compensation Committee believes that equity-based compensation and executive ownership of the Company’s stock help support the Compensation Committee’s goal that the Company’s NEOs have a continuing stake in the long-term success of the Company.

Each NEO was eligible to receive equity awards under the 2016 Plan. The Compensation Committee generally grants time-based restricted stock and/or stock options to each executive when he or she joins the Company or in connection with promotion to an executive position as an incentive to accept the position and become a member of the Company’s executive team. As set forth in more detail below, the Compensation Committee generally also makes annual grants of equity awards as part of the executive compensation program. Over the past few years, those grants have consisted of restricted stock and stock options. In support of stockholders’ belief that a greater portion of the equity awards should be long-term performance awards, the restricted stock portion of the annual grants consists of (i) an award that covers a number of shares of restricted stock determined based on the achievement of the prior year’s net income goal and is subject to time-based vesting following grant and (ii) a performance-based grant of restricted stock that vests based on achievement of a three-year cumulative revenue goal and is subject to adjustment based on the Company’s relative TSR over the three-year performance period. Under the program, target award values are determined at the time of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

	STOCK OPTIONS	PERFORMANCE-BASED RESTRICTED STOCK	PERFORMANCE SHARE PLAN

% of Target Value

Grant Determination Process	Target value ranges by position	Target value ranges by position; actual grant set by previous year’s performance	Target value ranges by position

Vesting / Performance Period	3-year vesting		3-year performance cycle with vesting upon achievement and Compensation Committee certification

Performance Goals	N/A	Net income for prior fiscal year; performance scale up to maximum of 200%	Multi-year goals—3-year cumulative revenue, plus relative TSR kicker (+/- 20% payout modifier)

Stock Options Performance-Based Restricted Stock Performance Share Plan % of Target Value 15% 45% 40% Grant Determination Process Target value ranges by position Target value ranges by position; actual grant set by previous years performance Target value ranges by position Vesting / Performance Period 3-year vesting 3-year performance cycle with vesting upon achievement and Compensation Committee certification Performance Goals N/A Net income for prior fiscal year; performance scale up to maximum of 200% Multi-year goals - 3-year cumulative revenue, plus relative TSR kicker (+/- 20% payout modifier)

The three-year performance shares vest based on long-term (i.e., multi-year) performance, which encourages executives to achieve sustained growth and provides a direct link in the long-term incentive plan to long-term revenue growth. The shares earned, if any, as a result of the Company’s three-year revenue relative to the revenue goal will be positively or negatively adjusted based on the Company’s three-year TSR relative to the three-year TSR of the companies included within the Russell 1000 index, in order to tie the value of the equity awards to the Company’s performance and appreciation of the Company’s stock price relative to the performance of other companies within the index. For purposes of legacy performance awards, the Compensation Committee chose the Russell 1000 index (which measures the performance of the large cap segment of the U.S. equity markets and represents approximately 90% of the U.S. market as measured by capitalization) in order to closely align the three-year performance goal with that of the U.S. equity market. The Compensation Committee determined that the Russell 1000 index would provide a comprehensive and unbiased barometer against which to compare the Company’s TSR. In September 2022, the Company was added to the S&P 500 index and, beginning with the performance awards granted in February 2023 for the 2023-2025 performance period, the Compensation Committee chose the S&P 500 index for purposes of comparing the Company’s three-year relative TSR.

As explained below, the Compensation Committee decided to grant various types of equity awards because each type of award helps achieve some of the objectives of the executive compensation program.

•

Restricted Stock: Restricted stock awards have value when they vest regardless of the stock price, so they have retention value even if the Company’s common stock price declines or stays flat from the grant date.

•

Performance Shares: Grants of performance shares that vest based on achievement of a long-term performance goal also provide a long-term (i.e., multi-year) performance measurement that encourages executives to achieve sustained growth, increases executives’ focus on longer-term financial goals and further links executives’ interests with those of our stockholders.

•

Options: Options have a performance-based element because the option holder realizes value only if the stockholders also realize value (i.e., if the price of the Company’s common stock has increased from the grant date at the time the option is exercised).

The value of the annual equity compensation awards granted to our NEOs is based on a target award dollar amount and varies among NEOs by position depending upon individual responsibility and performance, external market and peer group practices, internal pay equity considerations, and, with respect to the annual performance-based restricted stock awards, achievement of the performance criteria as described below. Consistent with the program philosophy of aligning executive incentives with long-term stockholder value and with a view toward executive retention, the Compensation Committee has generally set the aggregate target equity compensation between the 50th and 75th percentiles of peer company data provided by its compensation consultant, where available, but retains discretion to set target award levels based on the considerations set forth above.

2024 PROXY STATEMENT 46

COMPENSATION DISCUSSION AND ANALYSIS

All grants of equity awards to our NEOs made in 2023 were made under the Company’s 2016 Plan. Under the 2007 Plan and the 2016 Plan, recipients of restricted stock are entitled to receive all dividends and other distributions, if any, paid with respect to the common stock. The Compensation Committee will determine if any such dividends or distributions will be automatically reinvested in additional shares of restricted stock and subject to the same restrictions as the restricted stock or whether the dividend or distribution will be paid in cash.

The below illustrates the performance periods and grant timing for each of our equity awards:

Annual Performance-Based Equity Incentive Awards Granted in 2023

In February 2022, the Compensation Committee set targets for the potential performance-based equity incentive award for each NEO, which were granted in 2023. Each NEO had the potential to earn up to two times their annual performance-based restricted stock target award value for exceptional performance as measured against a net income goal.

In February 2022, the Compensation Committee established a net income goal for purposes of the performance-based equity incentive awards. The net income goal for 2022 reflected the Company’s expected investments and strategic initiatives to support and sustain the long-term growth of the Company, including a significant strategic investment in increased marketing. The net income target for 2022 was set at a level the Compensation Committee believed was challenging given the profitability growth target expected to be achieved while continuing to make strategic investments. As a result of the investments made in the business and the performance of our management team, the Company achieved stronger than expected net new bookings, which together with management’s focus on operational efficiency and cost controls and management initiatives implemented during the year, resulted in stronger than forecasted earnings results.

2024 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS

The following graphic shows the threshold, target, and maximum net income goals and payout percentages for 2022 performance, as well as the actual net income and payout percentage determined by the Compensation Committee for 2023 performance (dollar amounts in millions). From 80% to 100% of target net income, interpolation is 2.5% of target award for every tenth of a percent of achievement of target net income. From 100% to 105% of target net income, interpolation is 20.0% of target award for every tenth of a percent of achievement of target net income.

Performance Metric Threshold Goal Target Goal Maximum Goal Actual 2022 Net Income $209.1 $261.4 $274.5 $369.5 Payout Percentage 50% 100% 200% 200%

In February 2023, the Compensation Committee determined, based on the Company’s achievement of net income of $369.5 million in 2022, that achievement of the net income goal was 141.4% of the target. As a result, each NEO was awarded 200% of the target award set in February 2022. The table below shows the target award amount, extent of achievement, award value earned, and number of shares granted to each NEO in 2023. The shares granted to each NEO vest in three equal annual installments, subject to continued service.

NAME	2022 PERFORMANCE- BASED TARGET EQUITY AWARD VALUE	EXTENT OF ACHIEVEMENT(1)	AWARD VALUE EARNED	SHARES GRANTED(2)

Andrew C. Florance	$5,400,000	200%	$10,800,000	138,300

Scott T. Wheeler	$1,575,000	200%	$ 3,150,000	40,400

Lisa C. Ruggles	$ 900,000	200%	$ 1,800,000	23,100

Frederick G. Saint	$ 900,000	200%	$ 1,800,000	23,100

Frank A. Simuro	$1,575,000	200%	$ 3,150,000	40,400

(1)

NEOs could receive between 0% and 200% credit for the net income goal, depending upon actual net income achieved in 2022. Credit for performance between target and maximum is determined by linear interpolation. For 2022, no credit was given for performance below target, and credit was capped at 200% of target.

(2)	The number of shares granted is determined by dividing the award value earned by the average fourth quarter price of the Company’s stock ($78.14 for 2022), rounded to the nearest hundred shares.

Stock Option Awards Granted in 2023

The Compensation Committee supplements the NEOs’ annual restricted stock awards with an annual award of stock options. Annual option grants are also based on the target award values determined as of the date of grant and vest pro rata in annual installments over three years. The value actually awarded to each NEO is converted to the number of options based on our compensation consultant’s assessed value per option calculated using the Black-Scholes model. The exercise price for each option is equal to the closing price of the Company’s common stock on the date of grant, which is the date of approval by the Compensation Committee.

2024 PROXY STATEMENT 48

COMPENSATION DISCUSSION AND ANALYSIS

In February 2023, the Compensation Committee awarded stock options to each of the NEOs. The table below sets forth the option award values and the number of shares of common stock underlying each option award for the option grants to the NEOs.

NAME	OPTION AWARD VALUES	SHARES UNDERLYING OPTION AWARDS(1)

Andrew C. Florance	$1,800,000	73,400

Scott T. Wheeler	$ 525,000	21,400

Lisa C. Ruggles	$ 300,000	12,300

Frederick G. Saint	$ 300,000	12,300

Frank A. Simuro	$ 525,000	21,400

(1)

The number of shares subject to the options granted is determined by dividing the option award value by our compensation consultant’s assessed value per option calculated using the Black-Scholes model, rounded up to the nearest 100 shares. The amounts reported in this table under “Option Award Values” differ from the grant date fair values for these awards reported in the “2023 Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this Proxy Statement.

Multi-Year Performance-Based Equity Incentive Awards

Each year, the Compensation Committee awards the NEOs shares of restricted stock subject to vesting based on achievement of a three-year cumulative revenue goal and adjustment based on the Company’s achievement of TSR relative to TSR of companies within a defined peer group over the same three-year period. Each NEO has the potential to earn up to two times his or her three-year performance stock target award value for exceptional performance as measured against the pre-established revenue goal, plus up to an additional 20% based on the Company’s relative TSR over the same three-year period.

NEOs can receive between 0% and 200% credit for the revenue component of their three-year performance stock award, depending on actual, cumulative revenue achieved over the three-year performance period. Credit for performance between threshold performance (95% of target revenue) and target performance and between target performance and maximum performance (102% of target revenue) is determined by linear interpolation. No credit is given for performance below the threshold level of performance and credit is capped at 200% of target. For performance at threshold performance (95% of target revenue), the NEOs receive 50% of target performance shares. After the number of earned performance shares is determined based on the cumulative revenue for the three-year period, the TSR modifier may increase or decrease the number of shares earned by up to 20%. Shares are reduced by 20% if relative TSR performance is at or below the threshold level of performance (25th percentile). Shares are increased by 20% if relative TSR performance is at or above the maximum level of performance (75th percentile). There is no adjustment to the number of shares at target (50th percentile). Adjustments are made between threshold level of performance and target level of performance and between target level of performance and maximum level of performance by linear interpolation.

2023-2025 Performance Awards Granted in 2023

In February 2023, the Compensation Committee granted to the NEOs restricted stock awards for the 2023-2025 performance period. The Company believes that disclosing the specific revenue goal would cause competitive harm, but believes that achievement of the goal at the target level is attainable but will require significant effort. The maximum number of shares was calculated by first determining the target number of shares by dividing the target value by the fourth quarter 2022 average daily price ($78.14) and rounding up to the nearest 100 shares, multiplying the target number of shares by 2 (to take into account the potential for the maximum 200% credit) and then multiplying the result by 1.2 (to take into account the potential +20% TSR adjustment).

2024 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the target and maximum three-year performance stock award values and the number of shares of common stock subject to those awards granted to the NEOs in February 2023 (representing maximum performance), subject to vesting as described above:

NAME	TARGET PERFORMANCE STOCK VALUE	MAXIMUM 3-YEAR PERFORMANCE- STOCK AWARD VALUES(1)	MAXIMUM SHARES (#)

Andrew C. Florance	$4,800,000	$11,520,000	147,600

Scott T. Wheeler	$1,400,000	$ 3,360,000	43,200

Lisa C. Ruggles	$ 800,000	$ 1,920,000	24,720

Frederick G. Saint	$ 800,000	$ 1,920,000	24,720

Frank A. Simuro	$1,400,000	$ 3,360,000	43,200

(1)

The amounts reported in this table under “Maximum 3-year Performance Stock Award Values” differ from the grant date fair values for these awards reported in the “2023 Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this Proxy Statement, which are computed in accordance with FASB ASC Topic 718 pursuant to SEC rules.

Settlement of 2020-2022 Performance Awards

In February 2020, the Compensation Committee granted the maximum number of shares achievable for the 2020-2022 performance period to each of the NEOs, subject to the above-described vesting provisions. At the time of grant, the Compensation Committee set a three-year aggregate revenue target for 2020-2022 of $5,855 million. In February 2023, the Compensation Committee evaluated the Company’s performance against the 2020-2022 aggregate revenue target. For the 2020-2022 performance period, aggregate revenue was $5,785 million, and the Compensation Committee determined that the Company’s TSR over the same period was 10.1%, which it determined was at 63% percentile of the Russell 1000 TSR. As a result, the Compensation Committee determined the achievement of the 2020-2022 performance awards as follows:

Actual / Target = % of Target Level of Performance Resulting Payout (as % of Target Number of Shares) X TSR Modifier = % of Target Award Vesting $5,785M $5,855M 98.8% 88.1% 110.4% 97.2 % From 100% to 102%, interpolation is 5% payout for each additional tenth of a percent of target Shares are increased by 20% if TSR performance is at or above the 75% percentile of TSR of the Russell 1000

2024 PROXY STATEMENT 50

COMPENSATION DISCUSSION AND ANALYSIS

Based on the above, the Compensation Committee determined vesting of the 2020-2022 performance awards for the NEOs as follows:

NAME	TARGET AWARD SET IN FEBRUARY 2020 (# OF SHARES)	MAXIMUM AWARD GRANTED IN FEBRUARY 2020 (# OF SHARES)	SHARES VESTED IN FEBRUARY 2023(1)

Andrew C. Florance	48,000	115,200	46,663

Scott T. Wheeler	15,000	36,000	14,582

Lisa C. Ruggles	10,000	24,000	9,721

Frederick G. Saint	10,000	24,000	9,721

Frank A. Simuro	10,000	24,000	9,721

(1)

As noted above, the maximum number of shares of restricted stock subject to the three-year performance award are granted at the beginning of the performance period. Upon determination of the extent of achievement by the Compensation Committee, restrictions are removed from the shares deemed vested and the remainder of the shares under the original award are forfeited to the Company. Amounts vested were determined by multiplying the target award by the extent of achievement (the 97.2% extent of achievement presented in the above table is rounded from the actual amount used to determine the number of shares vested).

Management Stock Purchase Plan

The MSPP provides selected key employees of the Company and its subsidiaries, including the NEOs, the opportunity to defer a portion of their cash incentive compensation and to align management and stockholder interests through awards of DSUs under the MSPP and awards of Matching RSUs under the 2016 Plan (or a successor plan). Participants can elect to defer up to 100% of their annual incentive bonus or commissions that may be earned during the calendar year. On the day the bonus would have otherwise been paid, the Company will award to the participant DSUs covering a number of shares of common stock having an aggregate fair market value on that date equal to the amount of the annual cash incentive for the prior calendar year that the participant elected to be deferred under the MSPP. On the same date the DSUs are awarded, the participant will receive a grant of Matching RSUs covering a number of shares of common stock equal to 100% of the DSUs granted.

The DSUs issued under the MSPP will be fully vested at grant and will be settled as soon as practicable following the earliest to occur of (i) the fourth anniversary of the date of grant; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s separation from service from the Company; or (v) a change in control (as defined in the MSPP) of the Company. Matching RSUs will vest four years after the date of grant, subject to the participant’s continued employment through that date, or upon a change in control of the Company that occurs prior to such date (as defined in the MSPP). If the participant’s employment terminates for any reason before the Matching RSUs vest, they will be forfeited. In accordance with SEC rules, the Matching RSUs granted in March of 2021, 2022 and 2023 are included in the 2023 Summary Compensation Table and the Matching RSUs granted to NEOs in March of 2023 are included in the Grants of Plan-Based Awards Table below.

Determining Executive Compensation

The Compensation Committee annually establishes and reviews all forms of direct compensation for the Company’s NEOs, including base salaries, annual cash incentive bonuses, and both the terms and types of equity awards. As part of the compensation review process, the Compensation Committee annually reviews and approves each element and the mix of compensation that comprises each NEO’s total compensation package. Our independent compensation consultant and Chief Executive Officer make recommendations to the Compensation Committee for each element of compensation awarded to NEOs (including establishment of individual and corporate financial goals), but the Compensation Committee must approve each element of and any changes to an NEO’s compensation. The Compensation Committee may consider a number of factors in establishing or revising each NEO’s total compensation, including individual performance, the Company’s financial performance, external market and peer group practices, current compensation arrangements, internal

2024 PROXY STATEMENT 51

COMPENSATION DISCUSSION AND ANALYSIS

pay equity considerations and long-term potential to enhance stockholder value. Particular factors considered by the Compensation Committee with respect to each element of executive compensation are discussed below.

Historically, the Compensation Committee has retained Willis Towers Watson as its independent compensation consultant to assist the Compensation Committee in gathering comparison data and to provide the Compensation Committee with information about trends in compensation among comparable companies based on factors such as market capitalization, annual revenues, earnings, operating cash flow, and business focus and operations. The Compensation Committee believes that comparing the compensation of each of the Company’s NEOs with executives in comparable positions at these peer companies supports the Compensation Committee’s goal that the total compensation provided to the Company’s NEOs be set at an appropriate level to attract, reward and retain top performers over the long term. In general, the Compensation Committee currently believes that compensation is competitive if it falls within +/- 10% of the targeted market position for base salary, within +/- 15% of the targeted market position for total cash compensation and within +/- 20% of the targeted market position for total direct compensation based on peer company data provided by its compensation consultant. The peer company data was created by the compensation consultant using a 75% weighting of data from the Company’s peer group discussed below and a 25% weighting of data from published survey data. The Compensation Committee did not review the individual companies in the published survey data, which was comprised of Willis Towers Watson’s 2022 Tech, Media, and Gaming Industry Executive Compensation Report, Willis Towers Watson’s 2022 General Industry Executive Compensation Report, Radford’s 2022 Executive Compensation Survey—Global Tech Custom Cut ($1B - $2.99B in revenue) and Mercer’s 2022 Executive Compensation Survey. In addition to peer company data, the Compensation Committee reviews individual responsibility and performance, prior compensation, external market and competitive practices (including available general industry executive compensation data), and internal pay equity considerations when setting each NEO’s compensation.

The Compensation Committee assesses each element of the compensation program within the whole, however, and may target certain elements of executive compensation at different levels. While the Compensation Committee generally sets target compensation between the 50th and 75th percentile of peer company data, one or more elements of the compensation program may be higher or lower depending on the Company’s current goals, individual achievement and internal pay equity considerations. In addition, changes to different or particular elements of an executive’s compensation, changes in publicly available peer group data or significant changes to peer practices may result in total target compensation being higher or lower than the 50th and 75th percentile of peer group data. For example, data for a President, Marketplaces can change more often due to changes in peer group companies reporting data for such a position. As a result, Mr. Saints’ compensation elements may fall outside of the 50th and 75th percentile of peer company data due to changes in the number of peer group companies reporting for such position.

In connection with the Compensation Committee’s executive compensation determinations in February 2023, the Compensation Committee engaged Willis Towers Watson to review and recommend revisions to the Company’s competitive peer group and to update its review and competitive assessment of the Company’s executive compensation program based on the peer group. The Compensation Committee’s decisions regarding executive compensation for 2023, including executives’ long-term incentives or equity compensation for 2023, were based on Willis Towers Watson’s recommendations.

Willis Towers Watson reported directly to the Compensation Committee when performing the executive compensation studies and, at the direction of the Compensation Committee chair, also worked directly with the Company’s management to develop materials and proposals with respect to NEO compensation.

Willis Towers Watson’s recommended peer companies culminated from review of peer companies included in the Research and Consulting GICS code, as well as peer companies previously selected by CoStar, peers selected by proxy advisors, other peers with similar business models and those referenced by analysts, in each case to which size screening criteria were applied. Willis Towers Watson screened these peers by considering companies with revenue, net income, EBITDA, operating cash flow, and market cap between 50% and 250% of CoStar’s. The potential peer list was further refined based on the number of criteria met through the size screening, similar business model or focus, peers of current peers, and peer

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companies selected by proxy advisors. Willis Towers Watson recommended that Citrix Systems, which had been acquired and would no longer be a public company, be removed from the peer group, and that Equifax, Inc. and Paycom Software, Inc. be added to the peer group based on criteria including revenue, net income, EBITDA, operating cash flow, and number of employees.

As a result, the following is the list of peer companies for 2023 approved by the Compensation Committee in December 2022 based upon the recommendations of Willis Towers Watson:

2023 Peer Group Companies

• ANSYS, Inc. • BlackKnight, Inc. • Equifax, Inc. • FactSet Research Systems Inc. • Fair Isaac Corp.	• Gartner, Inc. • Mercadolibre, Inc. • MSCI Inc. • Paycom Software, Inc. • ServiceNow, Inc.	• Splunk, Inc. • TransUnion • Tyler Technologies, Inc. • VeriSign, Inc.	• Verisk Analytics, Inc. • Workday, Inc. • Zillow Group, Inc.

Independent Compensation Consultant

Willis Towers Watson is engaged by and reports to the Compensation Committee, and occasionally meets with management to discuss compensation initiatives and issues. The Compensation Committee reviewed an assessment of the independence of, and any potential conflicts of interest raised by, Willis Towers Watson’s work for the Compensation Committee by considering, among other things, the factors prescribed by the SEC and Nasdaq, and concluded that Willis Towers Watson is independent and there are no such conflicts of interest.

For purposes of the Company’s 2023 executive compensation program, Willis Towers Watson provided the following services to the Compensation Committee:

•	Reviewed the Company’s peer group;

•	Provided the Compensation Committee with a compensation analysis with respect to the competitiveness of the Company’s executive compensation programs;

•	Conducted a market study of executive compensation practices to help ensure that the Company’s compensation programs are reasonable and competitive; and

•	Conducted an assessment of potential risk factors associated with the design and administration of the Company’s executive compensation programs.

Management

•	Supports the Compensation Committee by making recommendations and providing analyses and meets with Willis Towers Watson to discuss compensation initiatives and competitive practices;

•	The CEO is responsible for conducting an annual performance evaluation of each of the other NEOs; and

•	Based on performance and competitive benchmarking reports, the CEO makes recommendations to the Compensation Committee for the compensation of the other NEOs.

Stockholder Outreach and Say-on-Pay Response

As part of our investor outreach, our management continues to regularly communicate with our investor base about the Company’s plans and associated investments. Management communicated with investors throughout the year through quarterly press releases and conference calls that were recorded and made available on the Company’s website, as well as by participating in hundreds of in-person meetings and presentations at investor conferences. The Company also conducted hundreds of additional investor telephone calls throughout the year. The Company actively communicates and discusses

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COMPENSATION DISCUSSION AND ANALYSIS

with investors our progress towards stated strategic initiatives, as well as expected investments and the rationale and expected returns on those investments.

CoStar annually offers stockholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At our annual meeting of stockholders held in 2023, approximately 88% of the votes cast were voted in favor of the say-on-pay proposal covering our executive compensation program. The Compensation Committee values stockholder feedback and endeavors to respond to stockholders’ concerns about the Company’s executive compensation practices. The Company regularly communicates with its stockholders to better understand their opinions on its business strategy and objectives and to obtain feedback regarding other matters of investor interest, such as executive compensation. Many of the current program features are a result of the Company proactively reaching out to stockholders to discuss the Company’s executive compensation program. For instance, in response to previous stockholder discussions, the Compensation Committee implemented and approved a long-term performance component within the executive compensation program; distinct financial metrics for the annual awards of cash incentives, performance-based restricted stock and the three-year performance-based restricted stock awards; the executive stock ownership policy; and the clawback policy. In light of the high level of stockholder support, the Compensation Committee did not make any changes to the executive compensation program directly as a result of the 2023 say-on-pay vote.

The Compensation Committee carefully considers any feedback the Company receives as part of its annual review of our executive compensation program. The Compensation Committee has determined the basic structure of our executive compensation program, which continues to include significant changes previously made in response to stockholder feedback. The next page sets out highlights of the design of the current executive compensation program and the Company’s corporate policies.

Company Compensation Policies and Practices

Executive Stock Ownership Policy

The Company believes that its executive officers should have a significant financial stake in the Company. To better align the interests of our executive officers with those of our stockholders, the Compensation Committee adopted an Executive Stock Ownership Policy. Executive officers are expected to own shares of the Company’s common stock as follows:

In April 2023, the Compensation Committee amended the Executive Stock Ownership Policy to require that executive officers are required to hold any shares of vested restricted stock awards or shares obtained upon exercise of vested stock options until the thresholds under the Executive Stock Ownership Policy are met. Shares of stock represented by DSUs issued pursuant to the Company’s Management Stock Purchase Plan are considered owned by the executive for purposes of the policy. Any new executive officer has until the first December 31st following the fifth anniversary of the date of appointment as an executive officer to meet this requirement. As of December 31, 2023, each of the executive officers was in compliance with the Executive Stock Ownership Policy.

Equity Grant Practices

The Company does not have any program, plan or practice to time equity awards in coordination with the release of material non-public information, nor does the Company time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

In 2023, we adopted the Clawback Policy in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1, which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule 10D-1). The Clawback Policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

Anti-Hedging and Anti-Pledging Policies

Pursuant to the Company’s insider trading policy, the Company’s directors, officers and employees are prohibited from pledging or margining Company stock and from engaging in hedging transactions in Company stock. In addition, pursuant to the Company’s insider trading policy, the Company does not permit directors, officers or employees to engage in speculative or short-term financial activities involving the Company’s stock or derivatives based on the Company’s securities without the prior written consent of the Company’s compliance officer. In September 2021, the Board approved an exception to the pledging policy to allow Mr. Klein to pledge shares of the Company’s stock to secure a margin loan. The Board considered the amount of the pledge as compared to the total value of the Company’s stock held by Mr. Klein and Mr. Klein’s ability to substitute other assets to fund a margin call.

Termination and Change of Control Provisions

Except for Messrs. Florance and Wheeler, each of whom has termination provisions in his respective employment agreement or employment terms as described in more detail below in the section titled “Potential Payments Upon Termination or Change of Control” of this Proxy Statement, the Company is not obligated to provide significant severance or termination payments to NEOs. All Company employees are employed at will and, unless specified otherwise by an employment agreement, CoStar is not liable to pay severance but has chosen to adopt a severance policy as described in more detail below to apply only in limited circumstances. The Company may choose to pay severance outside of the severance policy in its sole discretion and may amend, alter or discontinue the severance policy at any time.

Similarly, except for Mr. Florance, who negotiated change of control provisions in his employment agreement, the Company does not provide significant cash payments to NEOs upon a change of control or other similar significant corporate event. However, in order to protect the rights granted under the 2007 Plan and 2016 Plan, including the Matching RSUs to be issued when DSUs are awarded under the MSPP, the form of grant agreement provides for acceleration of vesting of stock and option grants and rights to exercise stock options upon certain significant events, including a change of control, as described in more detail below (except in the event that the awards are assumed or substitute grants are awarded pursuant to the terms of the grant). Those rights do not discriminate in scope, terms or operation in favor of NEOs of the Company and are available generally to all employees who participate in those plans.

Details of the potential termination payments for Messrs. Florance, Wheeler, Saint, and Simuro and Ms. Ruggles, of the rights triggered under the 2007 Plan and 2016 Plan in the case of a significant corporate event and potential payments under the Company-wide severance policy are set out below in the section titled “Potential Payments Upon Termination or Change of Control” in this Proxy Statement.

Policy on Deductibility of Compensation

Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and certain other current and former executive officers. The Company expects that it will be unable to deduct all compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and other NEOs, other than any awards granted prior to November 2, 2017 to the extent they qualify for certain transition rules under Section 162(m).

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee

of the Board of Directors

Michael R. Klein, Chairman

Christopher J. Nassetta

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EXECUTIVE COMPENSATION

2023 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS(1) ($)	OPTION AWARDS(1) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(2) ($)	ALL OTHER COMPENSATION(3) ($)		TOTAL ($)

Andrew C. Florance Chief Executive Officer and President	2023	$997,000	$23,225,988	$2,119,231	$2,250,000	$583,961	(3)	$29,176,180
	2022	$971,962	$13,454,822	$2,071,602	$2,549,300	$372,828		$19,420,514
	2021	$905,769	$16,703,568	$2,007,200	$2,405,000	$142,804		$22,164,341

Scott T. Wheeler Chief Financial Officer	2023	$569,708	$7,312,473	$617,818	$963,125	$17,981	(3)	$9,481,105
	2022	$535,892	$5,197,575	$672,147	$919,020	$15,422		$7,340,056
	2021	$503,000	$6,207,582	$652,340	$867,000	$13,355		$8,243,277

Lisa C. Ruggles Senior Vice President, Global Operations	2023	$545,293	$3,671,620	$355,101	$759,688	$240,941	(3)	$5,572,643
	2022	$514,877	$3,193,059	$461,718	$706,384	$46,200		$4,922,238
	2021	$479,615	$3,929,659	$426,530	$784,000	$12,924		$5,632,728

Frederick G. Saint President, Marketplaces	2023	$546,985	$3,671,620	$355,101	$794,750	$17,590	(3)	$5,386,046
	2022	$527,262	$2,997,097	$461,718	$721,344	$16,322		$4,723,743
	2021	$503,000	$4,139,100	$476,710	$840,990	$12,773		$5,972,573

Frank A. Simuro Chief Technology Officer	2023	$587,446	$6,418,808	$617,818	$1,050,000	$44,917	(3)	$8,718,989
	2022	$512,493	$3,728,252	$461,718	$829,440	$16,322		$5,548,225

(1)

This column shows the aggregate grant date fair value of the awards granted in the years shown, computed in accordance with FASB ASC Topic 718 pursuant to SEC rules, including the grant date fair value of the maximum number of shares that could be earned pursuant to the three-year performance-based restricted stock awards granted in 2021, 2022 and 2023, which vest based on achievement of a three-year cumulative revenue goal for the three-year period commencing January 1 of the year of grant and running through December 31 of the third year following the date of grant (i.e., January 1, 2021 – December 31, 2023 for the 2021 grants; January 1, 2022 – December 31, 2024 for the 2022 grants; and January 1, 2023 – December 31, 2025 for the 2023 grants) and are subject to adjustment based on the Company’s relative TSR over the respective three-year performance period. These amounts reflect the Company’s accounting expense and do not necessarily correspond to the actual value that will be realized by the NEOs. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. Assumptions used in calculating the fair value for awards granted in 2023 are described in Note 17 to the audited financial statements in the 2023 Annual Report. For additional information on the stock awards, see the “Equity Incentive Compensation” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

(2)

This amount represents the annual cash incentive earned under the Company’s annual incentive bonus plan based on the achievement of individual and/or Company financial goals. These bonuses are awarded and paid in the year following the year for which performance was measured. For additional information regarding the annual cash incentives paid for 2023 performance, see the “2023 Annual Cash Incentive Program” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement. In addition, this amount includes a deferral in the amount set forth in the table below for those NEOs who elected to defer a portion of their 2023 cash incentive compensation under the MSPP. Under the terms of the MSPP, a participant may elect to defer a stated portion of his or her cash incentive compensation award into DSUs. The Company then matches these DSUs with a grant of Matching RSUs under the 2016 Plan. The DSUs and Matching RSUs awarded pursuant to the NEOs’ elections with respect to their 2022 cash incentive compensation were issued in March 2023. For additional information regarding the MSPP, see the “Management Stock Purchase Plan” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

NAME	MSPP CONTRIBUTION ($)	DSUs AWARDED (#)

Andrew C. Florance	$1,274,586	18,922

Scott T. Wheeler	$893,665	13,267

(3)

For Mr. Florance, his respective amount for the year ended December 31, 2023 included (i) a 401(k) Plan employer matching contribution in the amount of $13,200, (ii) $226,751 of incremental costs associated with personal use of the Company aircraft by Mr. Florance and guests accompanying Mr. Florance during the year ended December 31, 2023, (iii) a Company paid housing allowance of $48,000 related to a non-primary residence to facilitate Mr. Florance’s frequent travel to our Richmond, Virginia office, (iv) a trip Mr. Florance attended with other Company employees to recognize the contributions of high-performing employees to the

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EXECUTIVE COMPENSATION

Company in the amount of $13,666 and a $10,389 tax gross up on the value of that trip, and (v) the costs of providing security services during the year ended December 31, 2023 to Mr. Florance for risks arising from his employment with the Company of $160,596 and a tax gross up on this benefit of $104,196.

For Messrs. Wheeler and Saint, each of their respective amounts for the year ended December 31, 2023 included a 401(k) Plan employer matching contribution in the amount of $13,200.

For Ms. Ruggles, her respective amount for the year ended December 31, 2023 included (i) a 401(k) Plan employer matching contribution in the amount of $13,200 and (ii) the costs of providing security services during the year ended December 31, 2023 to Ms. Ruggles for risks arising from her employment with the Company of $123,115 and a tax gross up on this benefit of $101,138.

For Mr. Simuro, his respective amount for the year ended December 31, 2023 included (i) a 401(k) Plan employer matching contribution in the amount of $13,200, and (ii) a trip Mr. Simuro attended with other Company employees to recognize the contributions of high-performing employees to the Company in the amount of $16,013 and a $11,227 tax gross up on the value of that trip.

For purposes of the “Summary Compensation Table,” we determined the incremental cost associated with personal use of the Company aircraft by calculating an hourly variable rate for variable costs such as fuel and hourly engine program costs for the aircraft and multiplied that result by the hours flown for personal use, then added one-time, variable costs incurred while using the corporate aircraft for personal use, such as catering and crew travel expenses. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as crew salaries, hangar storage costs and cost of maintenance not related to personal use trips.

All Other Compensation for each of Mr. Florance and Ms. Ruggles increased in 2023 largely due to the costs of providing security services during the year ended December 31, 2023. These security services were provided in response to specific security concerns and were provided at the direction of the Board.

2023 Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides additional information about stock and option awards granted to our NEOs during the year ended December 31, 2023, as well as non-equity incentive plan awards for the year ended December 31, 2023.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(4) (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS(5) ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(6)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Andrew C. Florance		$750,000	$1,500,000	$3,000,000
	2/14/2023				24,600	61,500	147,600				$11,332,728	(7)
	2/14/2023							138,300			$10,618,674
	2/14/2023								73,400	$76.78	$2,119,058
	3/15/2023							18,922			$1,274,586

Scott T. Wheeler		$287,500	$575,000	$1,150,000
	2/14/2023				7,200	18,000	43,200				$3,316,896	(7)
	2/14/2023							40,400			$3,101,912
	2/14/2023								21,400	$76.78	$617,818
	3/15/2023							13,267			$893,665

Lisa C. Ruggles		$233,750	$467,500	$935,000
	2/14/2023				4,120	10,300	24,720				$1,898,002	(7)
	2/14/2023							23,100			$1,773,618
	2/14/2023								12,300	$76.78	$355,101

Frederick G. Saint		$233,750	$467,500	$935,000
	2/14/2023				4,120	10,300	24,720				$1,898,002	(7)
	2/14/2023							23,100			$1,773,618
	2/14/2023								12,300	$76.78	$355,101

Frank A. Simuro		$300,000	$600,000	$1,200,000
	2/14/2023				7,200	18,000	43,200				$3,316,896	(7)
	2/14/2023							40,400			$3,101,912
	2/14/2023								21,400	$67.29	$617,818

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EXECUTIVE COMPENSATION

(1)

Amounts shown in these columns are possible amounts payable under the Company’s annual executive cash incentive plan for 2023. The actual cash payments made in 2024 for 2023 performance under the Company’s annual executive cash incentive plan are reported in the Summary Compensation Table above. The Company’s annual executive cash incentive plan in effect for 2023 is described more fully in the section titled “Compensation Discussion and Analysis—2023 Annual Cash Incentive Awards” within this Proxy Statement.

(2)

Amounts shown in these columns are the possible number of shares that may vest pursuant to the three-year performance-based restricted stock awards granted in February 2023 under the Company’s 2016 Plan, which vest based on achievement of a three-year cumulative revenue goal for the period from January 1, 2023 through December 31, 2025 and are subject to adjustment based on the Company’s relative TSR over the three-year performance period. See “Compensation Discussion and Analysis—Multi-Year Performance-Based Equity Incentive Awards” for a description of the material terms of these awards.

(3)

Amounts shown in this column represent restricted stock and restricted stock unit awards granted to the NEOs in 2023, including (a) grants on February 14, 2023 in respect of achievement of 2022 net income goals and (b) restricted stock units granted on March 15, 2023 in connection with the Company’s MSPP. The closing prices of the Company’s common stock on February 14, 2023 and March 15, 2023 were $76.78 and $67.36, respectively. These awards were granted under the Company’s 2016 Plan.

(4)	Amounts shown in this column represent stock options granted to the NEOs in 2023 under the Company’s 2016 Plan that vest in three equal annual installments after the date of grant.

(5)	The exercise price is the closing price of our common stock on the date of grant, as reported on Nasdaq.

(6)

The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 pursuant to SEC rules. For a discussion of the assumptions used in calculating the fair value of each equity award see Note 17 to the audited financial statements in the 2023 Annual Report.

(7)

Amount shown represents the grant date fair value computed in accordance with FASB ASC Topic 718 pursuant to SEC rules of the maximum number of shares that could be earned pursuant to the three-year performance-based restricted stock awards, which vest based on achievement of a three-year cumulative revenue goal for the period from January 1, 2024 through December 31, 2025 and are subject to adjustment based on the Company’s relative TSR over the three-year performance period. For a discussion of the assumptions used in calculating the fair value of each equity award see Note 17 to the audited financial statements in the 2023 Annual Report.

Employment Agreements and Arrangements

We have an employment agreement with Mr. Florance, and a severance agreement with Mr. Wheeler, and we have at-will employment terms with Mr. Wheeler, Ms. Ruggles, Mr. Saint, and Mr. Simuro. All employees, including our NEOs, are required to execute terms and conditions of employment, which state that employment is at-will and set forth restrictive covenants, including duties of confidentiality, non-solicitation of customers and employees and non-competition. Pursuant to Mr. Wheeler’s severance agreement, in the event he is terminated for any reason other than cause (as defined in the agreement) or Mr. Wheeler resigns for good reason (as defined in the agreement) and it is over one year from his start of employment, Mr. Wheeler is eligible to receive six months of base salary and his target annual cash incentive bonus prorated for employment served during the applicable performance period.

Chief Executive Officer Employment Agreement

Pursuant to his employment agreement, Mr. Florance is entitled to receive base salary, an annual cash bonus, six weeks of paid vacation per year, the same health insurance, accident and disability insurance, life insurance, and other fringe benefits provided to most senior executives of the Company, and additional term life insurance coverage not to exceed $1 million (at a cost to the Company not to exceed $2,000 per year), payable as designated by Mr. Florance. Mr. Florance’s employment agreement automatically renews for successive one-year terms unless either the Company or Mr. Florance provides the other with written notice of termination at least three months prior to the end of the then-current term.

Pursuant to his employment agreement, Mr. Florance is subject to confidentiality and non-compete restrictive covenants. The non-compete restrictions apply during the term of the agreement, any period of time during which he remains employed with the Company “at will” and through the second anniversary of the date of his termination.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes the equity awards we have made to our NEOs that are outstanding as of December 31, 2023.

	OPTION AWARDS(1)					STOCK AWARDS

NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2) (#)

Andrew C. Florance	3/2/2017	346,000		$20.49	3/1/2027
	2/28/2018	310,000		$34.21	2/27/2028
	2/7/2019	222,000		$39.82	2/6/2029
	2/6/2020	162,000		$66.65	2/5/2030
	2/18/2021	53,330	26,670	$91.98	2/17/2031
	2/16/2022	33,800	66,750	$67.29	2/15/2032
	2/14/2023	—	73,400	$76.78	2/13/2033
						251,029	(4a)	$21,937,424
									344,400	$30,097,116

Scott T. Wheeler	2/7/2019	42,670		$39.82	2/6/2029
	2/6/2020	51,000		$66.65	2/5/2030
	2/18/2021	17,330	8,670	$91.98	2/17/2031
	2/16/2022	10,966	21,934	$67.29	2/15/2032
	2/14/2023	—	21,600	$76.78	2/13/2033
						115,471	(4b)	$10,091,011

									107,760	$9,417,146

Lisa C. Ruggles	2/28/2018	21,670		$34.21	2/27/2028
	2/7/2019	38,000		$39.82	2/6/2029
	2/6/2020	33,000		$66.65	2/5/2030
	2/18/2021	11,330	5,670	$91.98	2/17/2031
	2/16/2022	7,533	15,067	$67.29	2/15/2032
	2/14/2023	—	12,300	$76.78	2/13/2033
						50,202	(4c)	$4,387,153

									69,360	$6,061,370

Frederick G. Saint	2/7/2019	45,000		$39.82	2/6/2029
	2/6/2020	33,000		$66.65	2/5/2030
	2/18/2021	12,660	6,340	$91.98	2/17/2031
	2/16/2022	7,533	15,067	$67.29	2/15/2032
	2/14/2023	—	12,300	$76.78	2/13/2033
						44,434	(4d)	$3,883,087
									71,760	$6,271,106

2024 PROXY STATEMENT 60

EXECUTIVE COMPENSATION

	OPTION AWARDS(1)					STOCK AWARDS

NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2) (#)

Frank A. Simuro	2/28/2018	22,420		$34.21	2/27/2028
	2/7/2019	38,000		$39.82	2/6/2029
	2/6/2020	33,000		$66.65	2/5/2030
	2/18/2021	11,330	5,670	$91.98	2/17/2031
	2/16/2022	7,533	15,067	$67.29	2/15/2032
	2/14/2023	—	21,400	$76.78	2/13/2033
						86,045	(4e)	$7,519,473

									87,840	$7,676,338

(1)

The dates of grant of each NEO’s stock option awards outstanding as of December 31, 2023 are set forth in the table above. Each option awards vest one-third annually, with awards granted between the 1st and 15th of any month vesting on the 15th day of the month during which the anniversary of the grant falls, assuming continued employment and awards granted between the 16th day of the month and the end of the month vesting on the 1st day of the month following during which the anniversary of the grant falls, assuming continued employment.

(2)	Market value based on the closing price of the Company’s common stock as of December 29, 2023 of $87.39 per share, the last trading day of 2023.

(3)

Represents the maximum number of shares that could be earned pursuant to the three-year performance-based restricted stock awards, which vest based on achievement of a three-year cumulative revenue goal. The revenue goal for the grants made in 2023 are for the period from January 1, 2023 through December 31, 2025 and the awards are subject to adjustment based on the Company’s relative TSR over the three-year performance period. The revenue goal for the grants made in 2022 are for the period from January 1, 2022 through December 31, 2024 and the awards are subject to adjustment based on the Company’s relative TSR over the three-year performance period. The revenue goal for the grants made in 2021 are for the period from January 1, 2021 through December 31, 2023 and the awards are subject to adjustment based on the Company’s relative TSR over the three-year performance period.

(4a)

As of December 31, 2023, Mr. Florance held (i) 29,340 shares of restricted stock, which vest in their entirety on March 1, 2024, (ii) 64,467 shares of restricted stock, which vest in equal installments on March 1, 2024 and 2025, (iii) 138,300 shares of restricted stock, which vest in equal installments on February 15, 2024, 2025, and 2026, and (iv) 18,922 shares of restricted stock units, which vest in their entirety on March 15, 2027.

(4b)

As of December 31, 2023, Mr. Wheeler held (i) 9,670 shares of restricted stock, which vest in their entirety on March 1, 2024, (ii) 20,867 shares of restricted stock, which vest in equal installments on March 1, 2024 and 2025, (iii) 40,400 shares of restricted stock, which vest in equal installments on February 15, 2024, 2025, and 2026, (iv) 8,640 shares of restricted stock units, which vest in their entirety on March 15, 2024, (v) 7,990 shares of restricted stock units, which vest in their entirety on March 15, 2025, (vi) 14,637 shares of restricted stock units, which vest in their entirety on March 15, 2026, and (vii) 13,267 shares of restricted stock units, which vest in their entirety on March 15, 2027.

(4c)

As of December 31, 2023, Ms. Ruggles held (i) 6,340 shares of restricted stock, which vest in their entirety on March 1, 2024, (ii) 14,334 shares of restricted stock, which vest in equal installments on March 1, 2024 and 2025, (iii) 50 shares of restricted stock, which vest in equal installments on June 1, 2024 and 2025, (iv) 23,100 shares of restricted stock, which vest in equal installments on February 15, 2024, 2025, and 2026, (v) 760 shares of restricted stock units, which vest in their entirety on March 15, 2024, (vi) 2,230 shares of restricted stock units, which vest in their entirety on March 15, 2025, and (vii) 3,388 shares of restricted stock units, which vest in their entirety on March 15, 2026.

(4d)

As of December 31, 2023, Mr. Saint held (i) 7,000 shares of restricted stock, which vest in their entirety on March 1, 2024, (ii) 14,334 shares of restricted stock, which vest in equal installments on March 1, 2024 and 2025, and (iii) 23,100 shares of restricted stock, which vest in equal installments on February 15, 2024, 2025, and 2026.

(4e)

As of December 31, 2023, Mr. Simuro held (i) 6,340 shares of restricted stock, which vest in their entirety on March 1, 2024, (ii) 14,334 shares of restricted stock, which vest in equal installments on March 1, 2024 and 2025, (iii) 40,400 shares of restricted stock, which vest in equal installments on February 15, 2024, 2025, and 2026, (iv) 5,840 shares of restricted stock units, which vest in their entirety on March 15, 2024, (v) 6,490 shares of restricted stock units, which vest in their entirety on March 15, 2025, and (vi) 12,641 shares of restricted stock units, which vest in their entirety on March 15, 2026.

2024 PROXY STATEMENT 61

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2023

The following Option Exercises and Stock Vested table provides information about the value realized by the NEOs on option award exercises and stock award vesting during the year ended December 31, 2023.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING(1) ($)

Andrew C. Florance	360,530	$21,087,230	144,896	$10,762,349

Scott T. Wheeler	—	—	46,355	$3,440,482

Lisa C. Ruggles	—	—	30,582	$2,268,473

Frederick G. Saint	—	—	31,227	$2,313,830

Frank A. Simuro	58,810	$3,187,853	30,557	$2,266,488

(1)	Reflects the product of the number of shares acquired upon vesting multiplied by the closing price of our common stock on the trading day immediately preceding the vesting date.

Non-Qualified Deferred Compensation in 2023

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(2)

Andrew C. Florance	$1,274,586	—	—	—	$1,653,594

Scott T. Wheeler	$893,665	—	—	—	$3,891,826

Lisa C. Ruggles	$0	—	—	—	$557,373

Frederick G. Saint	—	—	—	—	$0

Frank A. Simuro	$0	—	—	—	$2,182,216

(1)

These contributions were made by deferring a portion of the 2022 annual cash incentive award under our MSPP and represent the value of DSUs purchased in 2023 based on the closing share price of our common stock on the purchase date. All of the amounts shown in this column were included as compensation in the “Summary Compensation Table” for 2022 in accordance with SEC rules because they represent a portion of the annual cash incentive award earned for 2022 performance that would have been paid out in 2023 if the deferral election had not been made.

(2)	Represents the value of the DSUs held as of December 31, 2023, multiplied by $87.39, the closing stock price of our common stock on December 29, 2023, the last trading day in December 2023.

Potential Payments Upon Termination or Change of Control

This section discusses the incremental compensation that would be payable by the Company to each NEO in the event of a change of control of the Company or a termination of the NEO’s employment with the Company for various reasons described below, sometimes referred to herein as a “triggering event.”

The actual amounts that would be paid upon a NEO’s termination of employment or change of control can only be determined at the time of the applicable event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

2024 PROXY STATEMENT 62

EXECUTIVE COMPENSATION

Termination and Change of Control Provisions Pursuant to Employment Agreements

Mr. Florance

The Company is permitted to terminate Mr. Florance’s employment at any time, without “cause”, upon 60 days’ written notice, and Mr. Florance may voluntarily terminate his employment for “good reason” upon at least 60 days’ written notice, with each of “cause” and “good reason” as defined in Mr. Florance’s employment agreement. For example, “good reason” includes an acquisition or change of control of the Company occurring and Mr. Florance terminating his employment within one year after such event.

In the event that the Company terminates Mr. Florance’s employment without cause or if he terminates his employment for good reason, Mr. Florance is entitled to receive his base salary for one year payable in installments in accordance with the Company’s payroll practices, his bonus for the year in which the termination occurred, the immediate vesting of all of his unvested stock options and a gross-up payment, if any, to cover any taxes assessed under Section 4999 of the Code. Upon termination by the Company without cause or by Mr. Florance for good reason, all of his unvested stock options will become immediately exercisable and he will have 180 days to exercise all vested options. If all or any portion of Mr. Florance’s stock options cannot be accelerated under the terms of the applicable stock incentive plan, Mr. Florance is entitled to receive cash consideration in lieu of acceleration for each share underlying that portion of his stock options that cannot be so accelerated equal to the excess (if any) of the highest closing price of the Company’s common stock during the 180 days following the executive’s date of termination (or, if the Company is no longer publicly traded as of the date of termination, the per-share price in connection with the transaction(s) that resulted in the Company no longer being publicly traded) over the exercise price of such option.

Mr. Florance’s employment agreement also provides that in the event of his termination due to his disability or death, he (or his estate) would be entitled to receive (i) a prorated portion of his unvested stock options due to vest during the calendar year of his disability or death, and (ii) a prorated share of his bonus for the year of his disability or death. In the event of termination due to disability or his death, Mr. Florance (or his estate) would have one year to exercise all vested options. For the purposes of this analysis, which assumes a triggering event on December 31, 2023, he (or his estate) would be entitled to the full amount of his bonus for 2023.

Mr. Florance also has the right at any time to terminate his employment without good reason upon 180 days written notice to the Company, and the Company has the right at any time to terminate Mr. Florance for cause. In either such event, Mr. Florance would not be entitled to any base salary or fringe benefits for any period after termination, and he would forfeit any unvested stock options and his right to participate in the Company’s cash incentive program.

Mr. Wheeler

In the event that the Company terminates Mr. Wheeler’s employment without “cause” or Mr. Wheeler terminates his employment for “good reason” (with each of “cause” and “good reason” defined in Mr. Wheeler’s employment agreement), Mr. Wheeler’s offer letter provides for a termination payment equal to six months base salary and his prorated target annual cash incentive bonus, subject to his execution of a release.

Other NEOs

Except as may be provided to all employees of the Company generally and as provided pursuant to the Company’s stock incentive plans (as described below), Ms. Ruggles, Mr. Saint, and Mr. Simuro are not entitled to any post-employment compensation if their employment is terminated.

2024 PROXY STATEMENT 63

EXECUTIVE COMPENSATION

Change of Control Provisions under the Company’s 2007 Plan and 2016 Plan

Pursuant to the Company’s 2007 Plan and 2016 Plan and related award agreements, upon a change of control (as defined in the Company’s 2007 Plan and 2016 Plan), all options will immediately vest and all restrictions on stock grants, including any Matching RSUs issued when DSUs are awarded under the MSPP, will lapse (except in the event that the awards are assumed or substitute grants are awarded pursuant to the terms of the grant). Pursuant to the MSPP, although fully vested, all DSUs that have not yet settled will be settled upon a change in control of the Company that qualifies as a change in the ownership or effective control of the Company within the meaning of Section 409A of the Code.

The table below summarizes the potential termination and change of control payments described above for each of the NEOs, excluding any payments that may be available under the Company’s company-wide severance plan, which provides payments that do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees, including the NEOs. The terms defined above apply to those used in this table. Unless otherwise specifically noted below, all amounts assume that the triggering event in question—the termination upon a change of control, termination without cause or for good reason, death or disability—occurred on December 31, 2023, the last day of 2023, and the price per share of the Company’s common stock is the closing price as of December 29, 2023, the last trading day in 2023 ($87.39).

NAME	TERMINATION BY COMPANY “WITHOUT CAUSE” OR RESIGNATION FOR “GOOD REASON” OTHER THAN UPON CHANGE OF CONTROL	TERMINATION DUE TO DEATH OR DISABILITY	TERMINATION UPON CHANGE OF CONTROL		CHANGE OF CONTROL WITHOUT TERMINATION(1)

Andrew C. Florance	$5,370,449	$2,250,000	$57,404,989		$54,154,989

Scott T. Wheeler	$1,250,625	$0	$20,178,206	(1)	$20,178,206

Lisa C. Ruggles	—	$0	$10,881,873	(1)	$10,881,873

Frederick G. Saint	—	$0	$10,587,543	(1)	$10,587,543

Frank A. Simuro	—	$0	$15,725,712	(1)	$15,725,712

(1)

Consists of the values realizable by the NEOs with respect to unvested stock options (that were in-the-money as of December 31, 2023) and restricted stock under the Company’s 2007 Plan and 2016 Plan in the event of a change of control, which values are summarized in the table below. The intrinsic value of the stock options was calculated by multiplying the number of shares underlying the unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock ($87.39) on December 29, 2023, excluding options with an exercise price greater than such price. The intrinsic value of the restricted stock was calculated using the closing price of the Company’s common stock on December 29, 2023 ($87.39).

NAME	UNVESTED (IN-THE-MONEY) OPTIONS (# SHARES)	INTRINSIC VALUE	UNVESTED RESTRICTED STOCK (# SHARES)	INTRINSIC VALUE	TOTAL

Andrew C. Florance	140,150	$2,120,449	595,429	$52,034,540	$54,154,989

Scott T. Wheeler	43,534	$670,049	223,231	$19,508,157	$20,178,206

Lisa C. Ruggles	27,367	$433,350	119,562	$10,448,523	$10,881,873

Frederick G. Saint	27,367	$433,350	116,194	$10,154,193	$10,587,543

Frank A. Simuro	36,467	$529,901	173,885	$15,195,811	$15,725,712

(2)

Includes base salary for one year, cash incentive bonus for 2023, and the immediate vesting of all unvested stock options. The value of stock option vesting included in this amount was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock on December 29, 2023, excluding options with an exercise price greater than such price.

(3)	Consists of the cash incentive bonus awarded in February 2024 for performance in 2023.

2024 PROXY STATEMENT 64

EXECUTIVE COMPENSATION

(4)

Mr. Florance’s employment agreement provides for a termination payment if there is an acquisition or change of control of the Company and Mr. Florance terminates his employment within one year after that event. Assuming, for these purposes, that those conditions are met as of December 31, 2023, Mr. Florance would be entitled to the amount set forth, which includes base salary for one year ($1,000,000), his cash incentive bonus for 2023 ($2,250,000), the immediate vesting of all unvested stock options ($2,120,449) and all unvested restricted stock ($52,034,540) under the 2007 Plan and 2016 Plan. The value of stock option vesting included in this amount was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock on December 29, 2023, excluding options with an exercise price greater than the closing price on December 29, 2023. The value of the restricted stock was calculated by multiplying the number of outstanding restricted shares by the closing price of the Company’s common stock on December 29, 2023.

(5)

Mr. Wheeler’s offer of employment provides for a termination payment if his employment is involuntarily terminated by the Company without cause or by Mr. Wheeler for good reason, subject to his execution of a release. Assuming for these purposes that those conditions are met as of December 31, 2023, Mr. Wheeler would be entitled to the amount set forth, which includes six months base salary ($287,500) and his cash incentive bonus for 2023 ($963,125).

Company-Wide Severance Policy

In 2008, the Company adopted a company-wide severance plan that provides payments that do not discriminate in scope, terms or operation in favor of executive officers of the Company and that are available generally to all salaried employees, including the NEOs. Pursuant to the company-wide severance policy, full-time staff who are part of a position reduction may receive severance pay equal to two weeks current base pay for the first year or less of employment, plus one week current base pay for each completed additional year of continuous service (up to a 16-week maximum payout) in exchange for a full release of claims. In the event of termination of employment as a result of a position reduction under the Company-wide severance policy as of December 31, 2023, Ms. Ruggles would be entitled to $169,231, Mr. Saint would be entitled to $169,231, and Mr. Simuro would be entitled to $184,615. Mr. Florance would be entitled to the payments set forth in his employment agreement and Mr. Wheeler would be entitled to the payment set forth in his offer letter.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and anyone who beneficially owns more than 10% of our common stock, file with the SEC reports of initial ownership and reports of changes in ownership of our common stock. Based solely on a review of the reports filed electronically with the SEC and on written representations from reporting persons, we believe that during 2023, our directors, executive officers and 10% stockholders filed the required reports under Section 16(a) on a timely basis, except for one Form 4 filed one day late in May 2023 by Mr. Wheeler to report a gift.

Equity Compensation Plan Information

The following table sets forth information with respect to the Company’s equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2023.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN)

Equity compensation plans approved by security holders(1)	1,922,579	(3)	$49.69	(4)	13,447,877	(5)

Equity compensation plans not approved by security holders(2)	—		—		1,192,937

(1)	Consists of the following plans: the 2007 Plan, the 2016 Plan, and the Company’s Employee Stock Purchase Plan.

2024 PROXY STATEMENT 65

EXECUTIVE COMPENSATION

(2)

Consists of the Company’s MSPP. The MSPP was approved by the Board of Directors on December 7, 2017 and was not subject to approval by the Company’s stockholders. The MSPP provides selected employees of the Company the opportunity to defer a portion of their bonus and commission compensation, and enables the Company to align management and stockholder interests, through awards of DSUs, with an aggregate grant date value equal to the deferred compensation, issued under the MSPP and awards of matching restricted stock units issued under the 2016 Plan. DSUs issued under the MSPP are fully vested at grant and are settled upon the earliest of (i) four years after the date of grant; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s separation from service from the Company; or (v) a change in control (as defined in the MSPP) of the Company. Matching RSUs issued under the 2016 Plan vest four years after the date of grant, subject to the participant’s continued employment through that date, or upon a change in control of the Company that occurs prior to such date.

(3)

Includes 22,919 shares of common stock subject to restricted stock unit awards that vest over time. The actual number of shares issued with respect to these awards depends on whether the vesting conditions are met.

(4)	Does not include restricted stock unit awards.

(5)

Includes 782,328 shares of common stock available for future issuance under the Company’s stockholder-approved Employee Stock Purchase Plan, which amount includes 7,212 shares subject to purchase during the then-current purchase period.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

For these purposes, we identified our employee population as of December 31, 2023 based on our payroll records. As permitted by SEC rules under a de minimis exemption, we excluded 243 employees, consisting of all employees located in France (93 employees), Germany (57 employees), Spain (41 employees), Singapore (20 employees), China (9 employees), Indonesia (9 employees), Australia (5 employees), Colombia (4 employees), Japan (2 employees), United Arab Emirates (2 employees), and Italy (1 employee), who in the aggregate represented less than 5% of our 6,196 employees as of December 31, 2023. The application of the de minimis exceptions results in an employee population of 5,953 including the Chief Executive Officer. We identified the median compensated employee using annual base salary determined as of December 31, 2023, cash bonus paid in fiscal 2023 and annual equity awards granted during fiscal 2023, as well as sales incentive compensation and overtime pay, which we annualized for any employee who did not work for the entire year.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The 2023 total compensation of the median compensated of all our employees who were employed as of December 31, 2023, other than our CEO, Andrew Florance, was $109,250; Andrew Florance’s 2023 total compensation was $29,176,180, which were each calculated in accordance with SEC rules applicable to the Summary Compensation Table. The ratio of these amounts was 1-to-267.

2024 PROXY STATEMENT 66

EXECUTIVE COMPENSATION

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, we are providing the information below to illustrate the relationship between the SEC-defined compensation actually paid (“CAP”) and various measures used to gauge the Company’s financial performance in conformance with Item 402(v) of Regulation S-K. CAP is calculated in accordance with Item 402(v) of Regulation S-K and differs from compensation shown in the Summary Compensation Table for the CEO and other NEOs. See below for a reconciliation of the total compensation shown in the Summary Compensation Table to CAP. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see the Compensation Discussion and Analysis section beginning on page 36.
The following table sets forth information concerning the compensation of our NEOs and our financial performance for each of the three years in the period ended December 31, 2023:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO (1) ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO (1) NEOS ($)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($ IN 000S)	EBITDA ($ IN 000S)
					TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN (2) ($)

2023	$29,176,180	$28,622,960	$7,289,696	$7,416,214	$146.06	$119.55	$374,670	$389,819

2022	$19,420,514	$16,180,113	$5,633,566	$4,583,956	$129.17	$102.47	$369,453	$582,655

2021	$22,164,341	$11,430,937	$6,616,193	$3,506,869	$132.09	$133.08	$292,564	$564,981

2020	$21,304,754	$43,421,540	$5,349,361	$2,432,888	$154.48	$116.09	$227,128	$406,146

(1)
The amounts shown represent CAP to our PEO and the average CAP to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

YEAR	PEO	NON-PEO NEOS

2023	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, Frederick G. Saint and Frank A. Simuro

2022	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, Frederick G. Saint and Frank A. Simuro

2021	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles and Frederick G. Saint

2020	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, Frederick G. Saint and Matthew F.W. Linnington

2024 PROXY STATEMENT 67

EXECUTIVE COMPENSATION

CAP to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

ADJUSTMENTS	PEO
	2023		2022		2021		2020

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the 2023 Summary Compensation Table for Applicable Year	-$	25,345,219	-$	15,526,424	-$	18,710,768	-$	18,492,242

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Remain Unvested as of Applicable Year End, determined as of Applicable Year End		$24,240,807		$18,416,210		$14,435,844		$20,330,911

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Vested during Applicable Year, determined as of Vesting Date		$0		$3,551		$0		$0

Increase/deduction for Awards Granted during Prior Year(s) that were Outstanding and Unvested as of Applicable Year End, determined based on change in ASC 718 Fair Value from Prior Year End to Applicable Year End		$2,965,451		$756,384	-$	3,584,582		$18,080,010

Increase/deduction for Awards Granted during Prior Year(s) that Vested During Applicable Year, determined based on change in ASC 718 Fair Value from Prior Year End to Vesting Date	-$	2,414,259	-$	6,890,122	-$	2,873,898		$2,198,107

Deduction of ASC 718 Fair Value of Awards Granted during Prior Year(s) that were Forfeited during Applicable Year, determined as of Prior Year End		$0		$0		$0		$0

Total Adjustments	-$	553,220	-$	3,240,401	-$	10,733,404		$22,116,786

ADJUSTMENTS	AVERAGE NON-PEO NEOS
	2023		2022		2021		2020

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the 2023 Summary Compensation Table for Applicable Year	-$	5,755,090	-$	4,293,321	-$	5,277,307	-$	4,670,083

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Remain Unvested as of Applicable Year End, determined as of Applicable Year End		$5,567,668		$4,567,643		$3,840,076		$3,667,266

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Vested during Applicable Year, determined as of Vesting Date		$0		$0		$301		$530

Increase/deduction for Awards Granted during Prior Year(s) that were Outstanding and Unvested as of Applicable Year End, determined based on change in ASC 718 Fair Value from Prior Year End to Applicable Year End		$738,930		$183,671	-$	849,736		$3,382,952

Increase/deduction for Awards Granted during Prior Year(s) that Vested During Applicable Year, determined based on change in ASC 718 Fair Value from Prior Year End to Vesting Date	-$	424,990	-$	1,507,603	-$	822,658		$573,190

Deduction of ASC 718 Fair Value of Awards Granted during Prior Year(s) that were Forfeited during Applicable Year, determined as of Prior Year End		$0		$0		$0	-$	5,870,328

Total Adjustments		$126,518	-$	1,049,610	-$	3,109,324	-$	2,916,473

(2)
Pursuant to SEC rules, the TSR amounts assume an initial investment of $100 on December 31, 2019. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies included in the S&P 500 Internet Services & Infrastructure Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described in the “Determining Executive Compensation” section of this Proxy Statement.

2024 PROXY STATEMENT 68

EXECUTIVE COMPENSATION

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the com pe
nsation actually paid to our remaining NEOs, with (i) our cumulative TSR and our Peer Group TSR, (ii) our net income, and (iii) our EBITDA, in each case, for each of the three years in the period ended December 31, 2023.

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance
measures u
se
d by us to link com
p
ensation actually paid to our NEOs for the fiscal year ended December 31, 2023:

(1)	Revenue;
(2)	EBITDA;
(3)	Relative TSR; and
(4)	Net Income.
These measures reflect the key metrics used for measuring performance under our annual cash and equity incentive compensation plans and multi-year performance-based equity incentive awards.

2024 PROXY STATEMENT 69

STOCK OWNERSHIP INFORMATION

The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2024, unless otherwise noted, by:

•	The NEOs listed in the 2023 Summary Compensation Table in this Proxy Statement;

•	Each of our current directors;

•

Each person we know to be the beneficial owner of more than 5% of our outstanding common stock (based upon Schedule 13D and Schedule 13G filings with the SEC, which can be reviewed for further information on each such beneficial owner’s holdings); and

•	All of our current executive officers and current directors as a group.

NAME AND ADDRESS(1)	SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF OUTSTANDING SHARES(1)

Michael R. Klein(2)	1,932,525	*

Andrew C. Florance(3)	2,451,439	*

Scott T. Wheeler(4)	364,758	*

Lisa C. Ruggles(5)	310,216	*

Frederick G. Saint(6)	401,522	*

Frank A. Simuro(7)	484,861	*

Angelique G. Brunner(8)	3,532	*

Laura Cox Kaplan(9)	14,383	*

Michael J. Glosserman(10)	101,465	*

John W. Hill(11)	17,870	*

Robert W. Musslewhite(12)	11,863	*

Christopher J. Nassetta(13)	273,615	*

Louise S. Sams(14)	12,627	*

All current executive officers and directors as a group (15 persons)(15)	6,440,539	1.57%

BlackRock, Inc.(16)	36,527,249	8.93%

The Vanguard Group(17)	64,909,699	15.88%

(1)

Unless otherwise noted, each listed person’s address is c/o CoStar Group, Inc., 1331 L Street, NW, Washington, DC 20005. Beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of April 1, 2024, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table and to the extent authority is shared by spouses under applicable law, we believe that the persons named in the table have sole voting and dispositive power with respect to their reported shares of common stock. The use of * indicates ownership of less than 1%. As of April 1, 2024, the Company had 408,851,527 shares of common stock outstanding.

(2)	Includes 9,089 shares of restricted stock that are subject to vesting restrictions and 620,994 shares that, as of December 31, 2023, were pledged to secure a margin loan.

(3)	Includes 1,212,066 shares issuable upon options exercisable within 60 days of April 1, 2024, as well as 743,074 shares of restricted stock that are subject to vesting restrictions.

(4)

Includes 148,736 shares issuable upon options exercisable within 60 days of April 1, 2024, as well as 113,928 shares of restricted stock that are subject to vesting restrictions. Includes 5,701 shares held in trusts for the benefit of Mr. Wheeler’s adult children for which Mr. Wheeler serves as a trustee.

2024 PROXY STATEMENT 70

STOCK OWNERSHIP INFORMATION

(5)	Includes 128,836 shares issuable upon options exercisable within 60 days of April 1, 2024, as well as 127,937 shares of restricted stock that are subject to vesting restrictions.

(6)	Includes 116,166 shares issuable upon options exercisable within 60 days of April 1, 2024, as well as 139,487 shares of restricted stock that are subject to vesting restrictions.

(7)	Includes 132,619 shares issuable upon options exercisable within 60 days of April 1, 2024, as well as 226,821 shares of restricted stock that are subject to vesting restrictions.

(8)	Includes 3,532 shares of restricted stock that are subject to vesting restrictions.

(9)	Includes 8,359 shares of restricted stock that are subject to vesting restrictions.

(10)	Includes 8,846 shares of restricted stock that are subject to vesting restrictions.

(11)	Includes 9,000 shares of restricted stock that are subject to vesting restrictions.

(12)	Includes 8,013 shares of restricted stock that are subject to vesting restrictions.

(13)	Includes 9,111 shares of restricted stock that are subject to vesting restrictions.

(14)	Includes 8,502 shares of restricted stock that are subject to vesting restrictions.

(15)	Includes 1,738,423 shares issuable upon options exercisable within 60 days of April 1, 2024, as well as 1,484,369 shares of restricted stock that are subject to vesting restrictions.

(16)

Number of shares beneficially owned is as of December 31, 2023 and is based on a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2024. The reporting person had sole voting power with respect to 33,922,407 shares and sole dispositive power with respect to 36,527,249 shares, and shared voting and shared dispositive power with respect to no shares. The address of the reporting person is 50 Hudson Yards, New York, NY 10001.

(17)

Number of shares beneficially owned is as of December 31, 2023 and is based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024. The reporting person had sole voting power with respect to no shares, shared voting power with respect to 530,522 shares, sole dispositive power with respect to 63,165,338 shares, and shared dispositive power with respect to 1,744,361 shares. The address of the reporting person is 100 Vanguard Boulevard, Malvern, PA 19355.

2024 PROXY STATEMENT 71

OTHER INFORMATION

Attending the Annual Meeting of Stockholders

Webcast

The Annual Meeting will be held in a virtual only format consisting of a live webcast. Stockholders will be able to participate from any geographic location with Internet connectivity. You may listen, vote and submit questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CSGP2024. More information regarding how you can participate in the virtual Annual Meeting is provided in the Proxy Statement. A webcast replay of the Annual Meeting’s audio will be available on the investor relations page of our website after the Annual Meeting.

Street Name Holders

If your shares are held in a bank, brokerage or other institutional account, you are a beneficial owner of these shares but not the record holder. This is known as holding shares in “street name.” If you wish to vote the shares you hold in “street name” in person at the meeting, you must obtain a legal proxy from your bank, broker or other intermediary and bring it with you to hand in with your ballot.

Solicitation of Proxies and Expenses

This Proxy is solicited on behalf of the Board. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person, by telephone, by mail, facsimile, or other electronic or other means. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. Broadridge Financial Services, Inc. will act as proxy tabulator.

In connection with our solicitation of proxies for our 2025 Annual Meeting of Stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Notice of Business to Come Before the Annual Meeting

We do not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matter as they determine appropriate.

Voting Information

Record Date

At the close of business on the record date, Wednesday, April 10, 2024, there were 408,334,631 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each of the eight director nominees and on each of the other proposals.

Quorum

The presence at the Annual Meeting, online or by proxy, of a majority in number of the total issued and outstanding shares of common stock of the Company entitled to vote constitutes a quorum (the minimum number of shares required to take action) for the Annual Meeting. Both abstentions and broker non-votes will be counted as shares present for purposes of obtaining a quorum.

2024 PROXY STATEMENT 72

OTHER INFORMATION

The required vote and the calculation method for each of the matters scheduled for consideration at the Annual Meeting are as follows:

Election of Directors. Each director will be elected if the number of shares voted “FOR” a director exceeds the number of shares voted “AGAINST” that director. If the votes cast for an incumbent director do not exceed the votes cast against the director, then the director is required to tender his or her resignation pursuant to the Board’s director resignation policy, and our Board will consider whether to accept or reject such director’s resignation following the Nominating and Corporate Governance Committee’s recommendation.

Each of the Other Proposals. Each of the other proposals to be voted on at the Annual Meeting shall be decided by a majority of the votes cast at the Annual Meeting by the stockholders entitled to vote thereon. Thus each of the other proposals to be voted on at the Annual Meeting will be approved if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

How to Cast Your Vote

You may vote the shares of common stock that you owned as of April 10, 2024, which is the record date for the Annual Meeting. We encourage you to vote as soon as possible, even if you plan to attend the meeting. Please follow the instructions on your proxy card, voting instruction form, or on the Notice that you received. If you submit your vote prior to the meeting, you may still attend the Annual Meeting and vote at the Annual Meeting. However, simply attending the Annual Meeting online will not revoke your proxy. If you instructed a broker, bank, or other nominee to vote your shares, you must follow your broker’s, bank’s, or other nominee’s directions for changing those instructions.

You may vote in the following ways:

Online	You can vote online before the Meeting, at www.proxyvote.com, using the instructions provided in the Notice.
By Telephone	You can vote by calling the number on your proxy card or voting instruction form.
By Mail	If you receive a complete set of proxy materials by U.S. mail, complete, sign and return the accompanying proxy or voting instruction form in accordance with the instructions provided.
At the Meeting	You can vote online during the Meeting, at www.virtualshareholdermeeting.com/CSGP2024.

You may listen, vote, submit questions and view the list of registered stockholders during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CSGP2024. If you are a registered stockholder, to access, participate in and vote at the Annual Meeting, you will need the 16-digit control number included on your proxy card or the Notice. If your shares are held in brokerage accounts and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in brokerage accounts should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

Treatment of Abstentions

Abstentions will not affect the outcome of the election of directors or the other proposals because they are disregarded in calculating the total number of votes cast. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

2024 PROXY STATEMENT 73

OTHER INFORMATION

Treatment of Broker Non-Votes

Beneficial owners whose shares are held in brokerage accounts have the right to direct their broker, bank, or other nominee how to vote their shares, and the broker, bank, or other nominee is required to vote those shares in accordance with their instructions.

Brokers, banks, or other nominees have the discretion to vote shares held in brokerage accounts on routine corporate matters, such as ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2), without specific voting instructions from the beneficial owner. Brokers, banks, or other nominees may not vote shares held in brokerage accounts on non-routine matters, such as the election of directors (Proposal 1) or the advisory resolution to approve executive compensation (Proposal 3), without specific voting instructions from the beneficial owner (this is referred to as a “broker non-vote”). Broker non-votes will not affect the outcome of Proposals 1 or 3.

Broker non-votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

Revocation of Proxies

You may revoke your proxy at any time before it is voted by:

•	Delivering to the Corporate Secretary at our principal executive office written notice that you are revoking your proxy;

•	Submitting a properly executed proxy bearing a later date;

•	Voting again online before the meeting at www.proxyvote.com; or

•	Before the electronic polls close, submitting a later-dated vote online during the Annual Meeting, via the Internet, at www.virtualshareholdermeeting.com/CSGP2024.

Multiple Stockholders Sharing the Same Address

If you and others who share your mailing address own common stock in street name, meaning through a broker, bank, or other nominee, you may have received a notice that your household will receive only one Notice or one set of proxy materials (the 2023 Annual Report and this Proxy Statement), as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single set of proxy materials has been sent to your address. Each stockholder will continue to receive a separate voting instruction form. If you would like to revoke your consent to householding and in the future receive your own Notice or your own set of proxy materials, as applicable, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge Financial Services, Inc., either by calling 1-866-540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A revocation of consent to householding will be effective 30 days following its receipt. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials for the Annual Meeting to a stockholder at a shared address to which a single copy of the materials was delivered. This request should be made by sending a written request to Gene Boxer, General Counsel and Corporate Secretary, CoStar Group, Inc., 1331 L Street N.W., Washington, DC 20005 or by calling Mr. Boxer at (202) 346-6500.

Stockholder Proposals and Nominations for Directors for the 2025 Annual Meeting of Stockholders

A stockholder who intends to introduce a proposal for consideration at our 2025 Annual Meeting of Stockholders may seek to have that proposal included in our Proxy Statement if the proposal relates to a subject that is permitted under Rule 14a-8

2024 PROXY STATEMENT 74

OTHER INFORMATION

under the Exchange Act. To be eligible for inclusion in our Proxy Statement, the proposal must be received by our Corporate Secretary at our principal executive office not later than December 25, 2024, and must satisfy the other requirements of Rule 14a-8. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement.

A stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our Proxy Statement. Our By-Laws specify the requirements that must be met in order to submit any such proposals or nominations. Stockholders who wish to nominate persons for election as directors or bring forth other proposals outside of Rule 14a-8 at the 2025 Annual Meeting of Stockholders must give notice of their intention to do so in writing to our Corporate Secretary on or before the close of business on March 23, 2025, but no sooner than the close of business on February 21, 2025. The stockholder’s submission must include specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock as required by our By-Laws. Stockholder proposals or nominations not meeting these requirements will not be entertained at the 2025 Annual Meeting of Stockholders. The address of our principal executive office is: 1331 L Street, N.W., Washington, DC 20005. Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.

Pursuant to the proxy access provision in our By-Laws, eligible stockholders have the ability to nominate and include in our proxy statement director nominee(s), if such nominations are submitted in accordance with the procedures set forth in the By-Laws. Notice must be provided in writing to the Secretary as provided in the By-Laws. For the 2025 Annual Meeting of Stockholders, the Corporate Secretary of the Company must receive this notice no later than December 27, 2024, and no earlier than November 27, 2024, which dates are 120 calendar days and 150 calendar days, respectively, prior to April 26, 2025, the anniversary of the date that the Company mailed its proxy statement for the Annual Meeting; provided, that if the annual meeting is not scheduled to be held on a date that is not within 30 days before or after such anniversary date, then notice by the stockholder to be timely must be delivered not earlier than the close of business on the date that is 150 days prior to such annual meeting and not later than the close of business on the date that is 120 days prior to such annual meeting or the 10th day following the day on which public announcement or disclosure of the date of such meeting is first made.

Availability of Form 10-K

If you would like a paper copy of our 2023 Annual Report, excluding certain exhibits, please send a written request to Gene Boxer, General Counsel and Corporate Secretary, CoStar Group, Inc., 1331 L Street N.W., Washington, DC 20005.

2024 PROXY STATEMENT 75

APPENDIX A

INFORMATION REGARDING

NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes disclosure of certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and adjusted EBITDA margin. We typically disclose EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. Adjusted EBITDA is different from EBITDA because we further adjust EBITDA for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs and settlements and impairments incurred outside our ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

These non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies, but we believe that they may help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations.

We view EBITDA and adjusted EBITDA as operating performance measures. We believe that the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA is net income. In calculating EBITDA and adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. EBITDA and adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on EBITDA or adjusted EBITDA as a substitute for any GAAP financial measure, including net income. In addition, we urge investors and potential investors in our securities to carefully review the GAAP financial information included as part of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our EBITDA and adjusted EBITDA.

EBITDA and adjusted EBITDA may be used by management to internally measure our operating and management performance and may be used by investors as supplemental financial measures to evaluate the performance of our business. We believe that these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide additional information to investors that is useful to understand the factors and trends affecting our business without the impact of certain acquisition-related items. We have spent more than 30 years building our database of commercial real estate information and expanding our markets and services partially through acquisitions of complementary businesses. Due to these acquisitions, our net income has included significant charges for amortization of acquired intangible assets, depreciation and other amortization, acquisition-and integration-related costs, restructuring costs and loss on debt extinguishment. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from these items. We believe the disclosure of non-GAAP measures can help investors meaningfully evaluate and compare our performance from quarter-to-quarter and from year-to-year without the impact of these items. We also believe the non-GAAP measures we disclose are measures of our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest (expense) income, other (expense) income, income taxes, stock-based compensation expenses, acquisition-and integration-related costs, restructuring costs, loss on debt extinguishment and settlement and impairment costs incurred outside our ordinary course of business, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on EBITDA and may rely on adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

2024 PROXY STATEMENT A-1

APPENDIX A

Set forth below are descriptions of financial items that have been excluded from net income to calculate EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•

Amortization of acquired intangible assets in cost of revenues may be useful for investors to consider because it represents the diminishing value of any acquired trade names and other intangible assets and the use of our acquired technology, which is one of the sources of information for our database of commercial real estate information. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

Amortization of acquired intangible assets in operating expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

Depreciation and other amortization may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of interest (expense) income, net and other (expense) income, net we generate and incur may be useful for investors to consider and may result in current cash inflows and outflows. However, we do not consider the amount of interest (expense) income, net and other (expense) income, net to be a representative component of the day-to-day operating performance of our business.

•

Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

•

The amount of loss on our debt extinguishment may be useful for investors to consider because it generally represents losses from the early extinguishment of debt. However, we do not consider the amount of the loss on debt extinguishment to be a representative component of the day-to-day operating performance of our business.

Set forth below are descriptions of additional financial items that have been excluded from EBITDA to calculate adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•

Stock-based compensation expense may be useful for investors to consider because it represents a portion of the compensation of our employees and executives. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

•

The amount of acquisition- and integration-related costs incurred may be useful for investors to consider because such costs generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition- and integration-related costs to be a representative component of the day-to-day operating performance of our business.

•

The amount of settlement and impairment costs incurred outside of our ordinary course of business may be useful for investors to consider because they generally represent gains or losses from the settlement of litigation matters, charges related to terminations of contracts or impairments of acquired intangible assets or other long lived assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of restructuring costs incurred may be useful for investors to consider because they generally represent costs incurred in connection with a change in a contract or a change in the makeup of our properties or personnel. Because we do not carry out restructuring activities on a predictable cycle, we do not consider the amount of restructuring related costs to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to investors to understand the factors and trends affecting our business.

2024 PROXY STATEMENT A-2

APPENDIX A

The following table shows our net income reconciled to our EBITDA and our adjusted EBITDA for the indicated periods (in thousands):

	Year Ended December 31,

	2023	2022	2021	2020

Net income	$374,670	$369,453	$292,564	$227,128

Amortization of acquired intangible assets in cost of revenues	31,453	29,019	28,809	25,675

Amortization of acquired intangible assets in operating expenses	42,238	73,560	74,817	62,457

Depreciation and other amortization	33,824	29,127	29,018	28,812

Interest income, net	(213,550)	(32,125)	(31,621)	17,395

Other (income) expense, net	(5,380)	(3,383)	(3,252)	827

Income tax expense	126,564	117,004	111,404	43,852

EBITDA	$389,819	$582,655	564,981	$406,146

Stock-based compensation expense	84,989	75,207	63,709	$54,104

Acquisition and integration related costs	12,934	5,405	18,718	92,523

Restructuring and related costs	4,067	2,175	—	413

Settlements and impairments	(107)	6,069	—	—

Adjusted EBITDA	$491,702	$671,511	$647,408	$553,186

Operating Metrics

Net new bookings is calculated based on the annualized amount of change in the Company’s sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company’s revenues over time.

2024 PROXY STATEMENT A-3

SCAN TO VIEW MATERIALS & VOTE COSTAR GROUP, INC. 1331 L STREET, NW WASHINGTON, DC 20005 ATTN: GENE BOXER VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on June 5, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CSGP2024\ You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V45236-P09441KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. COSTAR GROUP, INC. Company Proposals The Board of Directors recommends you vote FOR all the nominees listed in proposal 1: 1. Proposal for the election of directors. Nominees: For Against Abstain 1a. Michael R. Klein 1b. Andrew C. Florance 1c. Angelique G. Brunner 1d. John W. Hill 1e. Laura Cox Kaplan 1f. Robert W. Musslewhite 1g. Christopher J. Nassetta 1h. Louise S. Sams The Board of Directors recommends you vote FOR proposals 2 and 3: 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.3. Proposal to approve, on an advisory basis, the Company’s executive compensation. For Against Abstain NOTE: I authorize the proxies to vote according to their discretion on any other matters that are properly presented before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. V45237-P09441 COSTAR GROUP, INC. Annual Meeting of Stockholders June 6, 2024 10:00 A.M. EDT Via the Internet at www.virtualshareholdermeeting.com/CSGP2024 This proxy is solicited by the Board of Directors The undersigned stockholder of CoStar Group, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2024, and of the 2023 Annual Report to Stockholders and hereby revokes any proxy or proxies previously given and hereby appoints Andrew C. Florance, Scott T. Wheeler and Gene Boxer or any of them, with full power to each of substitution on behalf and in the name of the undersigned, as the proxies and attorneys-in-fact to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2024 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held online at www.virtualshareholdermeeting.com/CSGP2024, at 10:00 a.m. EDT on Thursday, June 6, 2024, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth on the reverse side of this proxy card.THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024, AND “FOR” APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE ON EXECUTIVE COMPENSATION, IF PROPERLY PRESENTED, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side